Exhibit 4.18
Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

DEVELOPMENT
AND
LICENSE AGREEMENT
between
Eurand, Inc.
And
SmithKline Beecham Corporation d/b/a GlaxoSmithKline
For a
***

CONFIDENTIAL

DEVELOPMENT AND LICENSE AGREEMENT
PREAMBLE
     THIS DEVELOPMENT AND LICENSE AGREEMENT dated as of the 21st day of April 2006, (the “Effective Date”) is by and between Eurand, Inc., a Nevada corporation with its principal offices at 845 Center Drive, Vandalia, Ohio 45377 (“Eurand”) and SmithKline Beecham Corporation d/b/a GlaxoSmithKline, a Pennsylvania corporation with its principal offices at One Franklin Plaza, 200 North 16th Street, Philadelphia, Pennsylvania 19102 (“GSK”). Eurand and GSK are sometimes collectively referred to herein as the “Parties” and separately as a “Party”.
     A. Eurand is the owner or licensee of the Eurand Intellectual Property Rights (as hereinafter defined), and has the right to grant certain licenses or sublicenses thereunder.
     B. GSK desires that Eurand undertake a project to develop Product (as hereinafter defined) that is covered under the Eurand Intellectual Property Rights.
     C. GSK also desires to obtain an *** license from Eurand under the Eurand Intellectual Property Rights to use, package, sell, offer for sale and import Product in the Field (as hereinafter defined) in the Territory (as hereinafter defined) on the terms and conditions set forth in this Agreement (as hereinafter defined).
     D. Eurand is willing to undertake such a development project relating to Product and to grant such a license on the terms and conditions set forth in this Agreement.
     E. Eurand and GSK will enter into supply agreements pursuant to which Eurand will manufacture and supply GSK’s total clinical and commercial requirements for bulk tablets of Product.
     NOW, THEREFORE, in consideration of the agreements and covenants hereinafter set forth and intending to be legally bound hereby, Eurand and GSK hereto covenant and agree as follows:
1 DEFINITIONS: The following capitalized terms shall have the following meanings when used in this Agreement and all terms defined in the singular will have the same meanings when used in the plural (and vice versa), unless otherwise specified. Further, the word “including” or any variation thereof means “including without limitation” and the word “including” or any variation thereof will not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.
     1.1 “AAA” will have the meaning set forth in Section 14.14.1.
     1.2 “Abandoned Eurand Patent Rights” will have the meaning set forth in Section 9.4.2.
     1.3 “Abandoned GSK Invention Patent Rights” will have the meaning set forth in Section 9.4.1.
     1.4 “Act” means the United States Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder from time to time.
     1.5 “Action” will have the meaning set forth in Section 9.7.2.

     1.6 An “Affiliate” of an Entity means any other Entity, directly or indirectly controlling, controlled by or under common control with such Entity and, for purposes of this Section 1.6 only, “control” means (i) direct or indirect beneficial ownership of fifty percent (50%) or more (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting stock or shares entitled to vote on or direct the affairs of such Entity, or (ii) the possession, directly or indirectly, of the right or power to direct or cause the direction of the policies or management of such Entity, whether by ownership of stock, by contract or otherwise.
     1.7 “Agreement” means this Development and License Agreement, together with all exhibits annexed hereto.
     1.8 “Applicable Laws” means the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, ordinances, judgments, decrees, directives, injunctions, orders, permits (including the Regulatory Approvals) of or from any court, arbitrator or governmental agency or authority having jurisdiction over or related to the subject item.
     1.9 “Business Day” means any day other than a day which is a Saturday, a Sunday or any day banks are authorized or required to be closed in Ohio, Pennsylvania, Italy or the United Kingdom.
     1.10 “Calendar Quarter” means each of the consecutive three (3) month periods ending March 31, June 30, September 30, and December 31; provided, however, that the first (1st) Calendar Quarter under this Agreement will be the period beginning on the Effective Date and ending on the end of the Calendar Quarter in which the Effective Date is encompassed.
     1.11 “Calendar Year” means, for the first Calendar Year, the period beginning on the Effective Date and ending December 31, 2006, and for each Calendar Year thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31; provided, however, that the last Calendar Year of the Term will be the period beginning on January 1 and ending on the effective date of expiration or termination of the Term.
     1.12 “cGMP” or “GMP” means current Good Manufacturing Practices as determined at any given time by the FDA, based on the authority and regulations set forth in Parts 210 and 211 of the United States Code of Federal Regulations and based on all applicable FDA rules, regulations, guides and guidances, as amended from time to time and in effect during the Term.
     1.13 “Clinical Studies” means any testing, use or administration of the Product in humans in preparation for obtaining Regulatory Approvals to commercialize Product in the Field in the Territory, including, but not limited to, bioequivalence studies, pharmacokinetic studies, organoleptic evaluation studies, and/or clinical efficacy studies.
     1.14 “Clinical Supply Agreement” will have the meaning set forth in Section 6.2.
     1.15 “Commercially Reasonable” or “Commercially Reasonable Efforts” means efforts and resources normally used by a Party to accomplish a similar objective for a pharmaceutical product owned by it or to which it has rights, which is of similar market potential at a similar stage in its development or product life, taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the applicable product, and other relevant factors.
     1.16 “Commercial Supply Agreement” will have the meaning set forth in Section 6.3.
     1.17 “Competing Business Entity” will have the meaning set forth in Section 10.6.3.
     1.18 “Competitive Product” means any *** (i.e., *** any s***, *** or *** component to the drug ***) orally disintegrating, dispersing or dissolving dosage labeled as containing any amount of the Compound, whether or not as the sole active pharmaceutical ingredient, other than Product. For the avoidance of doubt, the term “Competitive Product” will in no event include, or be deemed to include, any ***, *** or *** pharmaceutical formulation or composition containing ***.
     1.19 “Compound” means ***, the compound that is known by the generic name ***, and its *** and ***.
     1.20 “Confidential Information” means any and all information disclosed to or obtained by Recipient pursuant to or in connection with the negotiation, execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby and any and all information regarding, related to, or associated with any or all elements of this Agreement, including the development, manufacture and/or commercialization of Product in the Field in and outside of the Territory or any aspect thereof, or each Party’s operations that is disclosed by the Disclosing Party to the Recipient; provided, however, that Confidential Information will not include information which: (i) at the time of disclosure is in the public domain; (ii) after disclosure becomes part of the public domain, except through breach of this Agreement; (iii) the Recipient can demonstrate by reasonable proof was in its possession prior to the time of disclosure by the Disclosing Party hereunder, and was not acquired directly or indirectly from the Disclosing Party; (iv) the Recipient can demonstrate by reasonable proof was developed by or on behalf of Recipient independent of and without reference to the Disclosing Party’s Confidential Information; or (v) becomes available to Recipient from a Third Party who did not acquire such information directly or indirectly from the Disclosing Party and who is not otherwise prohibited from disclosing such information.
     1.21 “Confidentiality Agreements” will have the meaning set forth in Section 13.1.9.
     1.22 “Control” means, with respect to the subject item, the ability and authority of a Party or its Affiliate, whether arising by ownership, possession or pursuant to a license or sublicense, to grant licenses or sublicenses to the other Party under or to the subject item as specified in this Agreement, without breaching the terms of any agreement with any Third Party and/or its Affiliates.
     1.23 “CTM” (i.e., “clinical trial material”) means presentations of Product manufactured by Eurand pursuant to the Clinical Supply Agreement for use by or on behalf of GSK in Clinical Studies.
     1.24 “CTM Specifications” means with respect to any CTM, all specifications for materials, approved suppliers, formula, manufacturing, analytical and testing procedures, release and other processes relating to the manufacture of the CTM, which have been mutually agreed by the Parties and made part of the Clinical Supply Agreement.
     1.25 “Cure Period” will have the meaning set forth in Section 11.2.2.

     1.26 “Data” means all data and information generated by or on behalf of either Party during the performance of their respective activities under the Program, including any data generated by or on behalf of GSK during the conduct of any Clinical Studies.
     1.27 “Disclosing Party” will have the meaning set forth in Section 13.1.1.
     1.28 “DMF” means the Drug Master File developed and filed with Regulatory Authorities by Eurand which relates to and describes the composition and manufacture of the Product.
     1.29 “Drug Substance” means Compound which is manufactured by or on behalf of GSK and which is used by Eurand in the manufacture of Product, including CTM.
     1.30 “Drug Substance Specifications” means the GSK provided United States specifications for the Drug Substance.
     1.31 “Effective Date” will have the meaning set forth in the Preamble.
     1.32 “Entity” means any individual, partnership, association, joint venture, limited liability company, corporation or other business entity, or any government or regulatory, administrative or political subdivision or agency, department or instrumentality thereof.
     1.33 “Eurand” will have the meaning set forth in the Preamble.
     1.34 “Eurand Auditor” will have the meaning set forth in Section 8.4.3(i).
     1.35 “Eurand Data” means Data relating solely to (i) the ODT Technology and (ii) the DMF as it relates solely to the ODT Technology.
     1.36 “Eurand Development Activities” means those activities to be carried out by Eurand in connection with the Program, which activities are conducted in accordance with the Proposal and the terms of this Agreement, and as directed by the Steering Committee.
     1.37 “Eurand Intellectual Property Rights” means Intellectual Property Rights Controlled by Eurand *** on the Effective Date and at any time during the Term relating to the ODT Technology, including, without limitation, the Eurand Patent Rights, Eurand Know-How, and Eurand Trademarks relating to the ODT Technology, but excluding any GSK Intellectual Property Rights.
     1.38 “Eurand Inventions” will have the meaning set forth in Section 9.3.4.
     1.39 “Eurand Know-How” means any and all Know-How that is Controlled by Eurand *** on the Effective Date or at any time during the Term (including, without limitation, any Know- How to which Eurand *** under the ***), which is used in the making, having made, use, sale, offering for sale and/or import of the Formulation and/or Product, but excluding any GSK Know-How.
     1.40 “Eurand Patent Rights” means any and all Patent Rights Controlled by Eurand *** (including, without limitation, any Patent Rights to which Eurand and/or its Affiliate obtained rights under the ***), which include one or more claims that, but for this Agreement, would be infringed by the making, having made, use, sale, offering for sale or import of the Formulation and/or Product, *** patent applications filed by or on behalf of Eurand *** pursuant to Section *** or *** by *** to

Section ***, but *** the ***. A list of the Patent Rights included within the Eurand Patent Rights as of the Effective Date is attached hereto as Exhibit A, and *** such Exhibit ***, or *** after ***.
     1.41 “Eurand Publication” will have the meaning set forth in Section 13.3.1.
     1.42 “Eurand Trademarks” means all Trademarks Controlled by Eurand *** on the Effective Date or at any time during the Term, which are used in connection with the ODT Technology. A list of the Eurand Trademarks as of the Effective Date is attached hereto as Exhibit B, and *** such Exhibit ***, or *** after ***.
     1.43 “Existing Eurand Patent Rights” will have the meaning set forth in Section 9.1.
     1.44 “FDA” means the United States Food and Drug Administration or any successor agency thereto.
     1.45 “Field” means the treatment, palliation and/or treatment of all human disease.
     1.46 “First Commercial Sale” means the date of the first commercial sale of Product in the Field in the Territory by GSK and/or its Affiliates or sublicensees to distributors, wholesalers or other customers in a quantity sufficient for the distribution of such Product to pharmacies or other commercial distribution channels for sale in the Field in the Territory. Sales of Product for compassionate use, named patient use, clinical trial purposes or other similar uses, including, without limitation, for any Clinical Studies, will not constitute a First Commercial Sale.
     1.47 “Force Majeure Event” means any cause or causes which wholly or partially prevent or delay the performance of obligations arising under this Agreement and which are not reasonably within the control of the non-performing Party and cannot be prevented by the non-performing Party through the use of Commercially Reasonable Efforts, including fire, floods, epidemics, explosions, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, *** or other ***, acts of God or ***or *** in *** by any governmental authority (including any ***).
     1.48 “Formulation” means the formulation developed pursuant to the Program which (i) identifies and selects the ingredients (including the Drug Substance) for inclusion in the Product, (ii) sets forth the quantities of such ingredients, and (iii) ***and ***for ***and ***such *** with the ODT Technology to form the ***.
     1.49 “GSK” will have the meaning set forth in the Preamble.
     1.50 “GSK Auditor” shall have the meaning set forth in Section 8.4.3(ii).
     1.51 “GSK Data” means any and all Data other than Eurand Data.
     1.52 “GSK Development Activities” will have the meaning set forth in Section 3.2.
     1.53 “Generic Equivalent” means on a product by product basis, any (i) FDA approved prescription generic *** product for human use that is supplied or manufactured by or for *** or any *** (or any of their respective Affiliates) under *** for sale in the Territory as a generic equivalent to any strength (including, without limitation, the ***mg, ***mg, ***mg, or ***mg strengths) of *** approved under ***, and (ii) FDA approved prescription generic *** *** product for human use that is supplied or manufactured by or for *** or any *** *** (or any of their respective Affiliates) under *** for sale in the Territory as a generic equivalent to any strength (including, without limitation, the ***mg or ***mg strengths) of *** approved under ***.
     1.54 “GSK Intellectual Property Rights” means Intellectual Property Rights Controlled by GSK and/or its Affiliates or a Third Party on behalf of GSK or its Affiliates on the Effective Date or at any time during the Term, including the GSK Patent Rights, GSK Know-How, GSK Trademarks and GSK Program Rights, but excluding the Eurand Intellectual Property Rights.
     1.55 “GSK Inventions” will have the meaning set forth in Section 9.3.3.
     1.56 “GSK Invention Patent Rights” will have the meaning set forth in Section 9.3.3. GSK will provide Eurand with a list of any GSK Invention Patent Rights, which GSK will update at *** during the Term or *** after ***.
     1.57 “GSK Know-How” means any and all Know-How that is Controlled by GSK or its Affiliates or a Third Party on behalf of GSK or its Affiliates on the Effective Date or at any time during the Term which is directly related to or used in the making, having made, use, sale, offering for sale and import of the Compound, Drug Substance, the Formulation and/or the Product, including the GSK Data and Know-How included in the GSK Program Rights, but excluding any Eurand Know-How.
     1.58 “GSK Patent Rights” means any and all Patents Rights Controlled by GSK and/or its Affiliates as of the Effective Date or during the Term, which include one or more claims that, but for this Agreement, would be infringed by the making, having made, use, sale, offering for sale and import of the Compound, Drug Substance, the Formulation and/or Product, including any GSK Invention Patent Rights filed by or on behalf of GSK or its Affiliates pursuant to Section *** or assumed by GSK under Section *** but excluding the Eurand Patent Rights. A list of the Patent Rights included within the GSK Patent Rights as of the Effective Date is attached hereto as Exhibit C.
     1.59 “GSK Program Rights” means any and all Intellectual Property Rights and *** developed or generated by or on behalf of either Party after the Effective Date and in the performance of its respective obligations under the Program and this Agreement, including (i) Intellectual Property Rights relating to the ***, and/or ***, (ii) the GSK Data, and (iii) the GSK Invention Patent Rights and the *** under Section ***, but in each case specifically excluding the ODT Technology.
     1.60 “GSK Publication” will have the meaning set forth in Section 13.3.2.
     1.61 “GSK Trademarks” will have the meaning set forth in Section 4.3.
     1.62 “Intellectual Property Rights” means Patent Rights, Know How, Trademarks and any and all other forms of intellectual property rights whatsoever.
     1.63 “Inventions” will have the meaning set forth in Section 9.3.2.
     1.64 “Know-How” means trade secrets and inventions (patentable or otherwise), and proprietary data, formulations, methods, technology and information directly related to or used in the subject item but which are not disclosed in any published Patent Rights claiming the subject item, including ideas, designs, processes, techniques, innovations, discoveries, improvements, and/or analytical methodology used in development, testing, analysis, manufacture and/or medical, clinical, toxicological testing as well as other scientific data.
     1.65 “***” means ***. For the avoidance of doubt, *** is not an Affiliate of Eurand.
     1.66 “*** Agreement” means the *** Agreement dated as of December 19, 2002, by and between *** and Eurand Pharmaceuticals Limited, an Affiliate of Eurand.
     1.67 “*** Patent” means U.S. Patent *** and any reissues, reexaminations or extensions thereof.
     1.68 “*** Patent Expiration Date” means ***, or if GSK or its Affiliates ***, then ***. For the purposes of this definition, the term “***” means the *** to GSK (or its Affiliate) by the FDA for *** related to Product as applied to *** and ***.
     1.69 “Materials Safety Data Sheet” means a document which sets forth the handling and use standards for hazardous materials.
     1.70 “Merger” or “Merging” will have the meaning set forth in Section 10.6.2.
     1.71 “Milestone Events” will have the meaning set forth in Section 8.2.
     1.72 “Milestone Payments” will have the meaning set forth in Section 8.2.
     1.73 “NDA” means a New Drug Application or a Supplemental New Drug Application, as applicable, which is filed with the FDA in accordance with the Act in order to gain the FDA’s approval to market a pharmaceutical product in the Territory for the indications set forth in the New Drug Application or Supplemental New Drug Application, as applicable.
     1.74 “NDA No. ***” means NDA No. ***, including all amendments and supplements thereto.
     1.75 “NDA No. ***” means NDA No. ***, including all amendments and supplements thereto.
     1.76 “New Country License Agreement” will have the meaning set forth in Section 9.5.4.
     1.77 “Net Sales” means the gross invoiced sales of Product in the Field in the Territory by GSK, its Affiliates or any of its sublicensees to Third Parties on an arms-length basis less any of the following charges or expenses that are incurred in connection with such gross sales:
          1.77.1 *** relating to Product, including *** and ***
          1.77.2 and *** paid by ***, its Affiliates or sublicensees in relation to Product and any other equivalent governmental charges imposed upon the ***, *** or *** of Product;
          1.77.3 government-mandated and other rebates (such as those in respect of any state or federal Medicare, Medicaid or similar programs);

          1.77.4 customary trade, quantity and cash discounts allowed on Product;
          1.77.5 *** or *** to *** on account of *** Product;
          1.77.6 customary Product rebates and Product charge backs *** to ***; and
          1.77.7 the lesser of (i) *** percent (2%) of the *** amount billed or invoiced on sales of Product or (ii) the actual amount of any write-offs for bad debt relating to such sales of Product.
In the event that non-monetary consideration is received for any Product, Net Sales will be calculated based on the average price charged for such Product during the preceding Calendar Quarter, or in the absence of such sales, the fair market value of the Product, as determined by the Parties in good faith.
Net Sales will be calculated in accordance with the *** consistently applied. The Parties acknowledge and agree that this *** will be *** appropriate to reflect changes to *** brought about by *** or *** of ***, *** or *** or changes in Applicable Laws.
     1.78 “Non-Participating Party” will have the meaning set forth in Section 9.7.2.
     1.79 “Non-Competing Business Entity” will have the meaning set forth in Section 10.6.3.
     1.80 “ODT Technology” means the proprietary oral dissolve drug delivery and related technology Controlled by Eurand and/or its Affiliates as of the Effective Date or during the Term, including, without limitation, the Microcaps® taste masking microencapsulation technology and the AdvaTab® oral disintegrating tablet technology and, in each case, any manufacturing processes relating thereto.
     1.81 “Participating Party” will have the meaning set forth in Section 9.7.2.
     1.82 “Party” or “Parties” will have the meaning set forth in the Preamble.
     1.83 “Patent Rights” means patents and patent applications including continuations, continuations-in-part, divisions, patents of addition, patents issuing from reissue, re-examination, renewal or extension proceedings, utility models, all Supplemental Protection Certificates and any foreign counterparts thereof, including PCTs.
     1.84 “Potential Contaminants” will have the meaning set forth in Section 3.3.2(vii).
     1.85 “Pre-Registration Activities” means those activities that are necessary prerequisites to the preparation and filing of the NDA with the FDA, which activities include: (i) filing the DMF, (ii) conducting stability studies on Product, and (iii) conducting the Clinical Studies deemed necessary by GSK for filing of the NDA for Product.
     1.86 “Product” means an *** (i.e., *** or ***) pharmaceutical composition containing the Compound, as the *** and *** or ***, which is developed by or on behalf of the Parties pursuant to this Agreement, and which uses the Formulation and incorporates the ODT Technology.
     1.87 “Product Specifications” means, with respect to any Product, all specifications for materials, approved suppliers, formula, manufacturing, analytical and testing procedures, release,

packaging, labeling, artwork and other processes relating to the manufacture of Product other than CTM, which have been mutually agreed by the Parties and made part of the Commercial Supply Agreement.
     1.88 “Program” means the development work conducted by the Parties under this Agreement as specified in the Proposal and such other work relating to the Formulation and/or Product as mutually agreed upon by the Parties from time to time during the Term.
     1.89 “Program Initiation Date” will have the meaning set forth in Section 3.1.
     1.90 “Proposal” will have the meaning set forth in Section 3.1.
     1.91 “Recipient” will have the meaning set forth in Section 13.1.1.
     1.92 “Regulatory Approval” means an approval, license, registration, and/or authorization necessary for the development, manufacture and/or commercialization of a prescription pharmaceutical or other product in any country, including the NDA.
     1.93 “Regulatory Authority” means any or all national, supranational, regional, state, or local regulatory agency, department, bureau, commission, council, or other government entity involved in the granting of Regulatory Approval for a prescription pharmaceutical or other product in any country.
     1.94 “Right of Negotiation” will have the meaning set forth in Section ***.
     1.95 “Right of Negotiation Notice” will have the meaning set forth in Section ***.
     1.96 “Right of Negotiation Period” will have the meaning set forth in Section ***.
     1.97 “Royalties” will have the meaning set forth in Section 8.3.1.
     1.98 “Steering Committee” will have the meaning set forth in Section 5.1.
     1.99 “Term” will have the meaning set forth in Section 11.1.
     1.100 “Territory” means the fifty (50) states of the United States of America, the District of Columbia, and all of its territories and possessions (including Puerto Rico).
     1.101 “Third Party” means any Entity other than Eurand GSK or their respective Affiliates.
     1.102 “Third Party Infringement” will have the meaning set forth in Section 9.7.1.
     1.103 “Third Party Payments” will have the meaning set forth in Section 8.3.5.
     1.104 “Trademarks” means trademarks, trade names, brand names, copyrights, logo types, symbols, service marks, designs, domain names and URLs, including, without limitation, registrations and applications for registrations thereof and all renewals, modifications and extensions thereof.

2 LICENSES:
     2.1 Eurand’s License Grants to GSK. Subject to the terms and conditions of this Agreement, Eurand hereby grants to GSK the following:
          2.1.1 an *** license (or sublicense as the case may be with respect to Know-How and Patent Rights arising ***), with the *** to *** *** as provided in Section ***, under the Eurand Intellectual Property Rights (excluding the Eurand Trademarks) to use, sell, offer for sale, package, and import Product in the Field in the Territory;
          2.1.2 a *** license (or sublicense as the case may with respect to Know-How and Patent Rights arising ***), with the *** to *** *** as provided in Section *** under the Eurand Intellectual Property Rights (excluding the Eurand Trademarks) in the Field *** Product solely to the extent that GSK is permitted to make or have made Product under the Clinical Supply Agreement and Commercial Supply Agreement; and
          2.1.3 a *** license (or sublicense as the case may be with respect to Know-How and Patent Rights arising ***), with the *** to *** *** as provided in Section ***, under the Eurand Intellectual Property Rights (excluding the Eurand Trademarks) to package Product in any country *** of the *** and to use Product for the purpose of conducting Clinical Studies in any country *** of the ***.
     2.2 GSK’s License Grants to Eurand. Subject to the terms and conditions of this Agreement, GSK hereby grants to Eurand the following:
          2.2.1 a *** license, with the *** to *** *** as provided in Section ***, under the GSK Intellectual Property Rights (excluding the ***) to use Drug Substance for the *** of conducting the Eurand Development Activities as provided herein;
          2.2.2 a ***, royalty-free license, with the *** to *** *** as provided in Section ***, under the GSK Intellectual Property Rights (excluding the GSK Trademarks) to make Product *** as set forth under the Clinical Supply Agreement and Commercial Supply Agreement.
     2.3 ***.
          2.3.1 Subject to the terms and conditions of this Agreement, Eurand hereby grants to GSK:
               (i) an *** right, with ***, to use the Eurand Trademarks in connection with the using, selling, offering for sale and importing of Product in the Field in the Territory;
               (ii) a *** right to use the Eurand Trademarks in connection with the making and having made of Product solely to the extent that GSK is permitted to make or have made Product under the Clinical Supply Agreement and Commercial Supply Agreement; and
               (iii) a *** right to use the Eurand Trademarks in connection with the packaging of Product *** of the *** and the use of Product for the purpose of conducting Clinical Studies in *** outside of the ***.

          2.3.2 Except where prohibited by Applicable Laws, GSK will refer to the Eurand Trademarks on the final packaging for, and internal leaflets used with, Product and on promotional materials used in connection with Product. Prior to printing any materials containing the Eurand Trademark, GSK will use Commercially Reasonable Efforts to send to Eurand, *** than *** (***) Business Days prior to their distribution, a sample of such materials (in final or substantially final form) for Eurand’s prior review and approval *** with respect to GSK’s use of the Eurand Trademark, which approval will not be unreasonably withheld or delayed. In the event that Eurand does not provide any comment to GSK during such *** (***) Business Day period, Eurand will be deemed to have consented to GSK’s use of the Eurand Trademarks on such materials. GSK may *** any *** to *** an *** other than *** to the Eurand Trademark, *** the *** from Eurand. GSK covenants that its use of the Eurand Trademark will be in accordance with the terms of this Agreement and that all rights to and ownership of the Eurand Trademark will remain with Eurand. GSK may use the Eurand Trademark solely with respect to CTM and Product manufactured under the Clinical Supply Agreement and Commercial Supply Agreement, respectively, and no other product. For the avoidance of doubt, CTM and Product manufactured under an agreement with a Third Party manufacturer is deemed to be manufactured under the Clinical Supply Agreement or Commercial Supply Agreement, respectively, provided that the manufacturer is authorized under those agreements.
     2.4 Right to ***.
          2.4.1 Except as set forth in Section 10.6 with respect to any Competing Business Entity, GSK will have the *** any or all of its rights under the Eurand Intellectual Property Rights as provided in Section 2.1 and under the Eurand Trademarks as provided in Section 2.3 to its Affiliates *** the *** of ***. Except as set forth in Section 10.6 with respect to any Competing Business Entity, Eurand will have the right to sublicense any or all of its rights under the GSK Intellectual Property Rights as provided in Section 2.2 to its Affiliates *** the *** of GSK.
          2.4.2 GSK will have the *** its rights under the Eurand Intellectual Property Rights as provided in Section 2.1.2 to Third Parties to make and have made Product *** the *** of Eurand, and solely in connection with any ***, GSK will have the right to *** under the Eurand Trademarks as provided in Section 2.3 to Third Parties solely to make and have made Product *** the *** of Eurand. Notwithstanding the foregoing GSK will only be permitted to *** under this Section 2.4.2 to the extent that the manufacture of CTM or Product by Third Parties is permitted under the Clinical Supply Agreement or the Commercial Supply Agreement, respectively.
          2.4.3 GSK will have the right to *** under the Eurand Intellectual Property Rights as provided in Section 2.1 to any Third Parties who GSK may engage to provide services to or on behalf of GSK relating to this Agreement or to perform any GSK Development Activities under this Agreement (including a Clinical Research Organization (CRO), Third Party packagers and Third Party distributors), in *** case *** the *** of ***, and solely in connection with any ***, GSK will have the *** its rights under the Eurand Trademarks as provided in Section 2.3 to Third Parties *** the *** of ***.
          2.4.4 For all instances other than as provided in Sections 2.4.1, 2.4.2 and 2.4.3, GSK will have the right to *** under the Eurand Intellectual Property Rights as provided in Section 2.1 and under the Eurand Trademarks as provided in Section 2.3 to any Third Party upon the *** of Eurand, *** will *** or ***. Eurand will have the right to *** under the GSK Intellectual Property Rights as provided in Section 2.2 to any Third Party upon the *** of GSK.

          2.4.5 The Parties acknowledge and agree that any *** with a *** will provide that the *** is bound by all the terms and obligations of this Agreement. In addition, each Party will guarantee the performance of its ***.
     2.5 Affiliates. Notwithstanding anything in this Agreement to the contrary, either Party may contract or agree with one or more of its Affiliates to have such Affiliate perform any of such Party’s obligations herein. In no event will such use of an Affiliate be deemed to relieve a Party of its liabilities or obligations to the other Party under this Agreement; provided, that performance of an obligation hereunder by an Affiliate of a Party will be attributed to such Party. Each Party expressly acknowledges and agrees that it will remain fully and unconditionally obligated and responsible for the full and complete performance of all of its obligations under the terms and conditions of this Agreement, whether or not such performance is carried out by such Party or any of its Affiliates.
     2.6 *** Agreement.
          2.6.1 Eurand will ***, and will cause its Affiliates ***: (i) on its or their own or in agreement with ***, *** the *** Agreement or *** or *** the *** Agreement in any way that *** and *** GSK’s rights under the Eurand Intellectual Property Rights or in this Agreement *** the *** of GSK; or, (ii) send written notice to *** of *** or *** by *** of the *** Agreement without providing at least *** (***) calendar days’ *** to GSK.
          2.6.2 Within *** (***) Business Days of receiving written notice of a monetary breach or non-monetary material breach from *** pursuant to Section 10.2 of the *** Agreement, Eurand will, subject to its obligations to protect the confidential information of *** or Eurand’s Third Party licensees, *** GSK concerning the nature of any problem or occurrence that is related to *** of such *** from *** and shall *** GSK of the *** it *** to *** to *** any problems and *** that Eurand’s rights to the *** Agreement, and GSK’s rights under the Know-How and Patent Rights arising under the *** Agreement pursuant to this Agreement, remain in effect and undiminished. Eurand will use Commercially Reasonable Efforts to *** from *** to *** to GSK any *** pertinent to any such *** received from *** and pertinent to the nature of the problem.
          2.6.3 Eurand will, within *** (***) Business Days, *** GSK in the event that Eurand and/or any of its Affiliates becomes aware that *** will, *** or ***, *** its reserved rights pursuant to Section *** under the *** Agreement with respect to *** in the Territory.
     2.7 Reservation of Rights. No right or license under any Intellectual Property Rights Controlled by either Party is granted or implied except as expressly granted in this Agreement. Except for the rights specifically granted in this Agreement, each Party expressly reserves all rights Controlled by it or its Affiliates to all its products and intellectual property, and reserves the right to utilize or allow its Affiliates or Third Parties to utilize such products and Intellectual Property Rights in any manner not inconsistent with the terms of this Agreement.
3 PROGRAM:
          3.1 Eurand Development Activities.

Eurand will be solely responsible for, using Commercially Reasonable Efforts, conducting the Eurand Development Activities in accordance with the terms and conditions of this Agreement and as directed by the Steering Committee, which Eurand Development Activities are initially set forth in Exhibit D, attached hereto and incorporated herein (the “Proposal”). Eurand will initiate the Eurand Development Activities on the *** (***) Business Day after the Effective Date (the “Program Initiation Date”). Further, Eurand will assign professionally qualified personnel to perform the Eurand Development Activities and Eurand will, and will cause its Affiliates and personnel to, perform the Eurand Development Activities in compliance with the requirements of Applicable Laws, including cGMPs when appropriate.
     3.2 GSK Development Activities. GSK, at its sole discretion and expense, will be solely responsible for, using Commercially Reasonable Efforts, conducting all aspects of the development of the Program other than the Eurand Development Activities (the “GSK Development Activities”), including, without limitation, determining the clinical, regulatory and *** strategy (in accordance with the terms of the Clinical Supply Agreement and Commercial Supply Agreement) for the Product, the conduct of *** and *** Clinical Studies, and liaising and managing *** interactions with Regulatory Authorities, with the exception of the filing and maintenance of the DMF.
     3.3 Supply of Drug Substance for use in Eurand Development Activities. The Parties acknowledge and agree that in order for Eurand to commence performing the Eurand Development Activities upon the *** Business Day after the Effective Date, GSK has provided Eurand with *** (***) *** of Drug Substance prior to the Effective Date at no cost. In addition to Drug Substance transferred by GSK to Eurand prior to the Effective Date, GSK may transfer additional reasonable quantities of Drug Substance to Eurand at no cost except as set forth in Section 3.3.2(iv), which Eurand may reasonably request in connection with conducting the Eurand Development Activities and which request will be agreed to by GSK provided that it is consistent with the Proposal or in accordance with Section 3.5.
          3.3.1 Prior to receipt by Eurand of Drug Substance before the Effective Date, GSK shall have provided Eurand with available information pertaining to procedures and warnings for the safe handling and use of the Drug Substance through the issuance to Eurand of Material Safety Data Sheets for the Drug Substance, and GSK shall provide Eurand with such additional available information pertinent to procedures and warnings for the safe handling and use of the Drug Substance and update the same during the course of the Program. Further, GSK shall have delivered to Eurand with such shipment of Drug Substance prior to the Effective Date a certificate of analysis stating that the Drug Substance meets the Drug Substance Specifications and has been manufactured in accordance with cGMP. Prior to receipt by Eurand of any additional quantities of Drug Substance after the Effective Date pursuant to this Section 3.3, GSK shall provide Eurand with available information pertaining to procedures and warnings for the safe handling and use of the Drug Substance through the issuance to Eurand of Material Safety Data Sheets for the Drug Substance, and GSK shall provide Eurand with such additional available information pertinent to procedures and warnings for the safe handling and use of the Drug Substance and update the same during the course of the Program. All Drug Substance provided after the Effective Date as provided in this Section 3.3 shall meet the Drug Substance Specifications. Further, GSK shall deliver to Eurand with each such shipment of Drug Substance after the Effective Date a certificate of analysis stating that the Drug Substance meets the Drug Substance Specifications and has been manufactured in accordance with cGMP.

          3.3.2 Eurand agrees to use Drug Substance supplied to it by GSK pursuant to this Section 3.3, whether supplied prior to or after the Effective Date, in accordance with the following terms:
               (i) Upon receipt, Eurand will sample and analyze each shipment of Drug Substance to determine if such shipment meets the Drug Substance Specifications. Eurand shall notify GSK within *** (***) Business Days after delivery of such shipment of Drug Substance if there are shortages, if the shipment of Drug Substance does not meet the Drug Substance Specifications or if the shipment of Drug Substance is considered to be adulterated or misbranded within the meaning of the Act. Unless Eurand advises GSK that a shipment is unsatisfactory within such *** (***) Business Day period, such shipment shall be deemed to have been accepted by Eurand.
               (ii) Eurand will ensure that all quantities of Drug Substance received from GSK pursuant to this Section 3.3, whether received prior to or after the Effective Date, are used for the sole purpose of completing the Eurand Development Activities under this Agreement and as specified in the Proposal.
               (iii) Eurand will not make Drug Substance available to any Entity not under the direct supervision of Eurand without the prior written consent of GSK.
               (iv) Eurand will use Commercially Reasonable Efforts to ensure its use of the Drug Substance provided to it by GSK pursuant to this Section 3.3, whether provided prior to or after the Effective Date, minimizes or eliminates any loss or waste of such Drug Substance. Eurand *** and *** that the Drug Substance is available from GSK in *** and *** or *** of the Drug Substance (but excluding process-related yield losses normally encountered in developing a product) may result in *** Eurand for *** of *** *** of Drug Substance pursuant to this Section 3.3.
               (v) All Drug Substance provided to Eurand by GSK pursuant to this Section 3.3, whether provided prior to or after the Effective Date, will remain the property of GSK; *** of *** and *** to the Drug Substance shall *** with *** while the Drug Substance is under *** care and control.
               (vi) Eurand will ensure that all Drug Substance received from GSK pursuant to this Section 3.3, whether received prior to or after the Effective Date, is stored in accordance with cGMP and Applicable Laws, and is kept *** other materials belonging to *** or ***.
               (vii) Eurand will not store or process any Drug Substance in the same building in which Eurand manufactures, stores or processes cytotoxics, penicillin, genetically modified organisms, cephalosporins, sex hormones, anabolic steroids, and infectious agents (e.g., spore-bearing and live viruses), (collectively, “Potential Contaminants”) unless the Potential Contaminants are stored or manufactured in contained environments and in compliance with cleaning, validation and changeover standards of all cGMPs, and all Applicable Laws. Eurand will *** GSK if any of the Potential Contaminants are manufactured, processed or stored in any portion of the facility which may result in the introduction of Potential Contaminants into the areas of the facility where Eurand stores the Drug Substance. Eurand will notify GSK by not later than the earlier to occur of (A) *** (***) calendar days prior to such event or (B) ***, if Eurand intends to change the nature or use of any portion of the Eurand facility or any module to include the use of any of the Potential Contaminants. Eurand will not make such changes if the change could reasonably be expected to result in a material adverse effect on Eurand’s ability to fully perform its obligations under this Agreement and Eurand has not demonstrated to GSK’s reasonable satisfaction that such Potential Contaminants shall be completely segregated from the Drug Substance at all times in the Eurand facility.
               (viii) Upon termination of this Agreement for any reason or upon GSK’s request, Eurand will at GSK’s sole option and expense either (A) certify destruction of all Drug Substance provided to it by GSK pursuant to this Section 3.3, whether provided prior to or after the Effective Date, and account for any used Drug Substance or (B) return the remaining Drug Substance provided to it by GSK pursuant to this Section 3.3, whether provided prior to or after the Effective Date, and account for any used Drug Substance.
     3.4 Each Party will use Commercially Reasonable Efforts to cooperate with the other Party in carrying out the Program. Each Party will make available such of its scientific, engineering, manufacturing and other personnel necessary to perform its respective responsibilities under the Program in accordance with the terms of this Agreement. The Parties shall use prudence and reasonable care in the use, handling, storage, transportation, disposition and containment of the Drug Substance and any Product resulting from the Program. The Parties agree that the Drug Substance and Product will be used in compliance with all Applicable Laws, including without limitation those governing disposal of hazardous materials.
     3.5 Program Changes. The Parties acknowledge that the nature of the development process is such that modifications to the Program (including modifications relating to the acquisition of additional equipment and materials) may be desirable or reasonably necessary at certain times for regulatory, legal, commercial or other reasons. Accordingly, in the event that either Party believes that a change to the Program is required, that Party will immediately notify the Steering Committee in writing of the exact nature of any desired change and the specific reasons therefor. The Steering Committee will then meet promptly to discuss the changes that may be needed. If the Steering Committee agrees that changes in the Program are required, the Parties will amend the Proposal to reflect the necessary changes, and also set out any cost increases or additional time that is required to fulfill the Program. All cost increases relating to any changes in the Program will be borne wholly by GSK *** such changes to the Program were *** due to *** or ***, in which case the cost increases relating to the changes in the Program *** or *** to an *** or *** will be *** or ***, as applicable.
4 COMMERCIALIZATION:
     4.1 GSK will have *** control, authority and responsibility for the commercialization of Product in the Field in the Territory. GSK will exercise its Commercially Reasonable Efforts in commercializing Product in the Territory *** it has obtained all required Regulatory Approvals. GSK will have *** decision-making authority, ***, relating to *** aspects of the marketing and commercialization of Product in the Field in the Territory, including *** and *** for Product, Product *** and ***, Product *** and *** with *** regarding the commercialization of Product in the Field.

     4.2 GSK will *** of Product in the Field in the Territory and will *** and *** the Product in the Field in the Territory; provided, however, that GSK will be *** to *** Product in the Field *** if such Product has been *** by or on behalf of *** outside of the Territory or manufactured by or on behalf of *** outside of the Territory to the extent permitted under the Clinical Supply Agreement or the Commercial Supply Agreement.
     4.3 Subject to Applicable Law and Section 2.3.2, GSK will, in its sole discretion, *** all Trademarks used in connection with Product in the Field (the “GSK Trademarks”). For the avoidance of doubt, the term “GSK Trademarks” means all Trademarks Controlled by GSK and/or its Affiliates or a Third Party on behalf of GSK or its Affiliates on the Effective Date or at any time during the Term; provided, however, that the term “GSK Trademarks” will in no way be deemed to include the Eurand Trademarks.
     4.4 Except if GSK terminates this Agreement pursuant to Sections *** or ***, GSK agrees that it will not, and it will prevent its Affiliates and contractually mandate that its sublicensees will refrain from, making, using, selling, offering for sale or importing Product upon the termination *** of this Agreement.
5 STEERING COMMITTEE:
     5.1 Within *** (***) Business Days after the Effective Date, the Parties will form a committee (the “Steering Committee”), which will oversee each Party’s conduct of its respective obligations under the Program and to serve as a forum for the Parties to discuss any issues that may arise under this Agreement during the Term.
     5.2 Each Party will designate at least *** (***) representatives for membership on the Steering Committee. Each Party may change *** or *** of its representatives to the Steering Committee at *** time. In addition, each Party may from time to time and in its sole discretion include non-voting ad-hoc representatives to participate in Steering Committee meetings to address specific issues. A *** member will chair the Steering Committee. Each Party will have one (1) vote on each matter brought before the Steering Committee.
     5.3 The first meeting of the Steering Committee will be face to face at a location agreed to by the Parties and will occur within *** (***) Business Days after the Effective Date. Thereafter, the meetings will be held at least once every *** or more or less frequently as the Steering Committee members may agree. The location of such meetings will alternate between sites *** and ***, unless otherwise agreed upon by the Parties. Steering Committee meetings need not necessarily be face to face but, upon the agreement of the Parties, can be via other methods of communication such as teleconferences and/or videoconferences. Each Party will bear all expenses it incurs in regard to participating in all Steering Committee meetings, including, without limitation, traveling and living expenses.
     5.4 Minutes of the Steering Committee will be prepared by the chair or his/her designee. Draft minutes shall be sent to all members of the Steering Committee within *** (***) Business Days after each meeting. The draft minutes shall be edited by the chair based on comments from the members of the Steering Committee and shall be distributed to the members prior to the next meeting of the Steering Committee. All records of the Steering Committee shall at all times be available to both Parties.
     5.5 The Steering Committee may delegate its responsibilities to any one or more subcommittees, each of which shall have an equal number of members from GSK and Eurand. Any disputes between the members of any subcommittees will be submitted to the Steering Committee for resolution in accordance with Section 5.6.
     5.6 Resolution of Disputes. All decisions of the Steering Committee will be by unanimous vote, which decisions will be final and binding on the Parties. Should the members of the Steering Committee become deadlocked on an issue after good faith but unsuccessful effort to break such deadlock, the issue will be resolved in accordance with the following procedures:
          5.6.1 the disputed matter will be presented to the President of Eurand or to his/her respective designee and as to the senior executives of GSK as follows: (i) to the Chairman of Research and Development of GSK, or to his/her respective designee for disputes relating to development issues, (ii) to the President of U.S. Pharmaceuticals of GSK, or to his/her respective designee for disputes relating to commercial issues; and (iii) to either of the foregoing senior executives of GSK, as determined by GSK, for all other disputes.
          5.6.2 such executives shall meet or discuss in a telephone or video conference each Party’s view and explain the basis for such disagreement; and
          5.6.3 if such executives cannot promptly resolve such disagreement under Section 5.6.1(i), (ii)or (iii), as applicable, within *** (***) calendar days after such issue has been referred to them, then *** will in good faith and using Commercially Reasonable business judgment make the *** decision regarding the matter *** such decision would have a *** and *** impact on ***, in which case *** may refer the decision to the dispute resolution process set forth in Section 14.14. For the avoidance of doubt, if such executives are unable to resolve a dispute regarding whether a Milestone Event has been achieved as set forth in Section 8.2, *** will *** to make the *** and *** decision regarding such matter, but rather such matter will be resolved through the dispute resolution process set forth in Section 14.14.
     5.7 The Steering Committee will have only such powers as are specifically delegated to it in this Agreement, and will have no power to amend this Agreement or waive a Party’s rights or obligations under this Agreement.
6 SUPPLY OF CLINICAL AND COMMERCIAL MATERIAL:
     6.1 Generally. Notwithstanding anything set forth in Section 2, the Parties acknowledge and agree that GSK hereby engages Eurand to exclusively (even as to GSK except as set forth in the Clinical Supply Agreement and Commercial Supply Agreement): (i) manufacture CTM which GSK will use in Clinical Studies, and (ii) manufacture bulk tablet forms of Product which GSK will commercialize and sell in the Territory. The terms pursuant to which Eurand will supply such CTM and Product are set forth in Sections 6.2 and 6.3, respectively.

     6.2 Clinical Supply Agreement. Within *** (***) calendar days after the Effective Date, the Parties will execute a supply agreement (the “Clinical Supply Agreement”) and quality agreement, which will set forth the terms and conditions pursuant to which Eurand will supply CTM to GSK. Such Clinical Supply Agreement will include the terms set forth on Exhibit E, attached hereto and incorporated herein. If the Parties *** within *** (***) calendar days ***, the Parties *** that the *** by GSK for use in Clinical Studies until a Clinical Supply Agreement is executed, and the terms and conditions of *** are *** any *** of *** contained in this Agreement.
     6.3 Commercial Supply Agreement. Prior to NDA Acceptance (as such term is defined in 8.2.1(vi), the Parties will execute a supply agreement (the “Commercial Supply Agreement”) and quality agreement, which will set forth the terms and conditions pursuant to which Eurand will supply Product to GSK for sale in the Territory. Such Commercial Supply Agreement will include the terms set forth on Exhibit F, attached hereto and incorporated herein. If the Parties *** *** to ***, the Parties acknowledge and agree that the *** Product *** and the *** of this Agreement shall ***are *** any *** of *** contained in this Agreement.
     6.4 For the avoidance of doubt, GSK will be responsible for conducting, or arranging for the conducting of, commercial packaging, commercial stability testing and commercial labeling of all Product.
7 REGULATORY:
     7.1 Regulatory Affairs.
          7.1.1 During the Program, to the extent required by the FDA or any other Regulatory Authority to conduct Clinical Studies in humans or in order for GSK to receive Regulatory Approvals for Product, Eurand shall prepare a DMF and submit the DMF to the FDA; provided, however, that *** will have the right, and will be provided a *** of time, to *** and *** on the DMF prior to each such submission by ***, which *** of *** will be *** by *** for *** in each DMF submission. *** shall *** *** of the *** date for the DMF at least *** (***) Business Days *** to *** such ***, and notify *** *** regarding *** with respect to the filing or maintenance of the DMF. Further, *** will allow *** to *** all *** and *** regarding each DMF submission and permit *** to *** on ***, which *** will be considered in good faith by *** for *** in any *** to *** regarding *** DMF submission. During the Term and for *** (***) *** after the expiration thereof, *** will provide *** with ***, *** to the DMF, copies of which will be *** by *** to a *** by ***, so that *** may *** and *** the DMF as appropriate to prepare the CMC portion of the NDA for the Product and to prepare any other applications to obtain Regulatory Approvals for the Product during the Term. *** will *** in the DMF as Eurand’s Confidential Information and to the extent possible, *** will limit the review of the DMF to certain named individuals at ***.
          7.1.2 The Parties will use Commercially Reasonable Efforts to complete, and to cooperate with the other Party in its completion of, the Pre-Registration Activities. Any disagreement as to whether the Pre-Registration Activities are completed shall be resolved in accordance with Section 5.6.

          7.1.3 GSK will use Commercially Reasonable Efforts to prepare and submit all necessary applications to obtain Regulatory Approvals to use, market and sell the Product in the Territory as provided in this Agreement. Eurand shall have the right to review and comment upon the portions of proposed protocols and investigator brochures and informed consent forms as far as they relate to the ODT Technology or Eurand’s Confidential Information, and GSK will *** in good faith, but will in *** way be *** to *** in such *** and ***, any *** by ***. With the exception of the DMF as set forth in Section 7.1.1, and except to the extent that Eurand is exclusively using, marketing or selling Product in a country as set forth in Section 9.5, it is understood that GSK will prepare and make all other necessary filings for Regulatory Approvals with the appropriate Regulatory Authorities which are required to secure approval to use, market and sell the Product in the Field as provided in this Agreement. Eurand agrees, upon request from GSK, to promptly provide GSK with such information as *** may reasonably require to complete any and all such filings and submissions for Regulatory Approvals, unless such information is contained in the DMF in which case the information will be filed with the DMF. *** will, on a *** and as *** by *** from time to time during the Term, *** co-operate with *** by *** and *** as *** to ***, and *** with, Regulatory Authorities relating to filings for Regulatory Approvals made by *** relating to the Product. GSK shall own all Regulatory Approvals for Product.
          7.1.4 GSK shall notify Eurand of the submission date of each application for Regulatory Approvals for the Product in the Territory at least *** (***) Business Days prior to such submission, and notify Eurand of the effective dates of any such Regulatory Approvals or NDA Acceptance not later than *** (***) Business Days *** each such date. During the Term, GSK shall provide Eurand with a report on the status of progress of all filings for Regulatory Approval in the Territory every *** (***) *** following completion of the Pre-Registration Activities until such filings are approved by the appropriate Regulatory Authorities and thereafter, on the status of its progress toward making the First Commercial Sale of Product in the Territory. GSK shall notify Eurand of the date of First Commercial Sale within *** (***) Business Days *** its occurrence.
          7.1.5 Eurand shall use Commercially Reasonable Efforts to give GSK *** of any impending governmental or other Third Party audit of Eurand as it relates to the manufacture or testing of the Product or CTM supplied to GSK pursuant to the Commercial Supply Agreement and the Clinical Supply Agreement, respectively, and shall provide GSK with *** to it relating to such audit. In the event that any such audit involves an inspection of a Eurand facility, then Eurand shall use Commercially Reasonable Efforts to *** GSK of any such inspection and provide GSK the *** of such inspection as it relates solely to the Product or CTM, provided that GSK acknowledges that Eurand does not control the timing of such inspections and, as such, cannot guarantee timing that will permit GSK’s attendance. GSK acknowledges that should representatives of GSK be present during an audit, their function is restricted to that of being an observer and that Eurand is solely responsible for the manner and conduct of any and all audits. Eurand shall also use Commercially Reasonable Efforts to provide GSK with a reasonable opportunity to ***, ***, any *** prepared in response to such governmental or other Third Party audit and shall *** with the *** of such audit following its conclusion; however, Eurand shall have sole discretion in responding to any such audit. Eurand agrees that GSK shall have the right *** during the Term to carry out an audit of Eurand for conformance with cGMPs, but not more than once per Calendar Year, unless an audit results in adverse findings in which case GSK shall be entitled to *** Eurand with respect to such adverse findings pursuant to this Section 7.1.5 without reference to the once per Calendar Year limitation. GSK must provide advanced written notice at least *** (***) Business Days prior to such audits and audits may only be scheduled with the consent and approval of Eurand, ***.

          7.1.6 Eurand shall *** GSK with *** notification of its receipt of any of the following related to the manufacture or testing of the Product: a copy of any *** of observations (Form FDA 483), warning letter, information letter, regulatory letter or the like issued by the FDA as well as *** GSK an opportunity to *** to *** to the issuing agency. However, Eurand shall have sole discretion regarding the resolution of any matter pertaining to such notifications.
8 COMPENSATION:
     8.1 Development Fees.
          8.1.1 Eurand shall invoice GSK at the end of each month for its personnel costs and expenses incurred in Eurand’s performance of the Eurand Development Activities. Each invoice shall be accompanied by a *** accounting of the ***, and *** and *** incurred, by Eurand in performing the Eurand Development Activities. Eurand shall also invoice GSK for all out-of-pocket expenses *** incurred by Eurand which are *** associated with Eurand’s performance of the Eurand Development Activities in accordance with the Proposal and this Agreement, provided, *** such costs and expenses are ***. Such invoices shall be sent to:
*** Project Leader
Greenford Road
Greenford
Middlesex, England
UB6 OHE
With a copy to:
Alliance Director for ***
New Frontiers Science Park
Third Avenue
Harlow
Essex, England
CM19 SAW
          8.1.2 Eurand’s monthly invoices as provided above shall reflect an hourly rate of *** U.S. Dollars and *** Cents (U.S. $***) per ***; such rate may be adjusted by *** than the *** change for the *** (***) months in the *** as published by the *** of *** of *** of *** each *** (***) month period after the Effective Date by Eurand to reflect *** and *** changes to its billing rates. Eurand’s personnel time for performing the Eurand Development Activities shall *** the *** set forth in Exhibit D by *** (***) for *** stage of Eurand Development Activities under the Proposal, *** such Eurand Development Activities are changed as set forth in Section 3.5, or as otherwise agreed to *** and *** by ***.
          8.1.3 Additional Expenses. In addition to the cost estimates set forth in Exhibit D hereto, GSK shall be responsible for the following additional, costs and/or expenses:

               (i) the cost of any additional Eurand Development Activities performed by Eurand as a result of changes made to the Program, subject to Section 3.5;
               (ii) the cost of any external contract research, which is *** to by *** in*** to such costs ***; and
               (iii) the cost of any Program specific ***, which is agreed to by GSK in *** to such costs ***, and which *** and *** will be the *** of ***.
All such permitted additional costs and expenses will be invoiced by Eurand on a monthly basis in accordance with Sections 8.1.1 and 8.1.2 above.
          8.1.4 Payments. Subject to Section 8.4, GSK shall make payments to Eurand for all uncontested amounts due under this Section 8.1 within *** (***) Business Days of *** of an invoice from Eurand as provided in this Section 8.1. In the event GSK fails to pay any uncontested amounts set forth in any invoice as provided in this Section 8.1.4, Eurand may at its discretion impose a late payment fee on GSK equivalent to *** (***) of the outstanding uncontested amount due per month. In the event of a late payment by Eurand to GSK of any overpayment received by Eurand under this Section 8.1, as provided in Section 8.4.3(ii), *** may at its discretion impose a late payment fee on Eurand equivalent to *** (***) of the overdue payment from the date such payment was due to the date such payment is received by GSK.
     8.2 Milestone Payments. In consideration for Eurand’s performance of the Eurand Development Activities, subject to Sections 8.2.1 and 8.2.2, GSK will make the following *** (the “Milestone Payments”) to Eurand in the *** amounts and in the manner set forth below, which Milestone Payments will not exceed Forty Two Million U.S. Dollars (U.S. $42,000,000), upon achieving the Milestone Payment events set forth below (the “Milestone Events”):

Milestone Event		Milestone Payment
(i)	***	U.S. ***
(ii)	***	U.S. ***
(iii)	***	U.S. ***
(iv)	***	U.S. ***
(v)	***	U.S. ***
(vi)	***	U.S. ***
(vii)	***	U.S. ***
(viii)	***	U.S. ***
(ix)	Net Sales Equal to U.S. ***	U.S. ***
(x)	Net Sales Equal to U.S. ***	U.S. ***
(xi)	Net Sales Equal to U.S. ***	U.S. ***

          8.2.1 Milestone Payment Definitions.
               (i) The phrase “***”, as used in Section 8.2(ii) above and Section 9.6 below, means that Eurand has delivered to GSK *** (*** *** of Product within *** (***) *** after the Program Initiation Date as follows:
               ***: using *** approach (*** flavor);
               ***: using *** approach (*** flavor);
               ***: using *** approach (*** flavor);
               ***: using *** approach (*** flavor); and
               ***: using *** approach (*** flavor);
or such other smaller combination of the same *** (***) *** listed above as determined by the Steering Committee. GSK may in no event request *** of Product from Eurand pursuant to this Section 8.2.1(i). In the event that the Steering Committee requires a material change to the requirements for any of the *** described in this Section 8.2.1(i), then the Steering Committee shall agree on an appropriate time extension for Successful Completion of Stage I.
               (ii) The phrase “***”, as used in Section 8.2(iii) above and Section 9.6 below, means that Eurand has delivered to GSK, *** after the Program Initiation Date and in accordance with the terms and conditions of the Clinical Supply Agreement, *** of *** for use by or on behalf of GSK in *** study relating to Product as follows:
               ***: using *** approach (*** flavor);
               ***: using *** approach (*** flavor);
               ***: using *** approach (*** flavor); and
               ***: using *** approach (*** flavor);
or such other smaller combination of *** as determined by the Steering Committee. In the event that the Steering Committee requires a material change to the requirements for any of the *** described in this Section 8.2.1(ii), then the Steering Committee shall agree on an appropriate time extension for Successful Completion of Stage II.
               (iii) The phrase “***”, as used in Section 8.2(iv) above, means the date on which *** in accordance with the Applicable Laws.
               (iv) The phrase “***”, as used in Section 8.2(v) above, means the date on which the *** is *** in a *** or *** of GSK to determine whether CTM supplied by Eurand to GSK (pursuant to the *** Agreement) is *** tablets, provided, however, that such date is *** calendar days after the ***.

               (v) The phrase “***”, as used in Section 8.2(vi) above, means the date on which *** that the *** of a ***, which *** and its *** to ***, demonstrates that CTM provided by Eurand to GSK pursuant to the Clinical Supply Agreement is ***.
               (vi) The phrase “***”, as used in Section 8.2(vii) above, means the date on which *** of *** for *** of a *** by or on behalf of GSK for the *** of *** to *** in the *** in the ***, which date must be *** to ***.
               (vii) The phrase “***” as used in Section 8.2(viii) above, means the date on which *** that it *** the *** *** or *** of GSK to *** in the *** in the ***, which date must be *** to ***.
               (viii) The phrase “Net Sales Equal to U.S. ***”, as used in Section 8.2(ix) above, means the first time Net Sales reach *** U.S. Dollars (U.S. ***) in any *** during the Term.
               (ix) The phrase “Net Sales Equal to U.S. ***”, as used in Section 8.2(x) above, means the first time Net Sales reach *** U.S. Dollars (U.S. ***) in any *** during the Term.
               (x) The phrase “Net Sales Equal to U.S. ***”, as used in Section 8.2(xi) above, means the first time Net Sales reach *** U.S. Dollars (U.S. ***) in any *** during the Term.
          8.2.2 Milestone Payment Provisions.
               (i) Each Milestone Payment will be made only one time and only for the first time that the corresponding Milestone Event is achieved, regardless of how many times such Milestone Event is achieved, and no Milestone Payments will be owed for a Milestone Event which is not achieved; provided however, that in the event that GSK achieves the First Commercial Sale of Product in the Territory, the Milestone Payments set forth in Sections 8.2(ii)-(viii) which have not been paid by GSK will be deemed to have been achieved as of the date of such First Commercial Sale and will be payable as provided herein.
               (ii) Subject to Section 8.4, GSK will remit payment to Eurand of each Milestone Payment within *** (***) Business Days after *** of an *** from Eurand following the earlier of (i) ***, or (ii) ***, of the *** of the ***.
     8.3 Royalties.
          8.3.1 Full Royalty. In consideration for the licenses and sublicenses granted to GSK by Eurand in this Agreement, and subject to Sections 8.3.2, 8.3.3, 8.3.4, 8.3.5, 8.4, 10.4.3 and 10.6.3, GSK will pay to Eurand a percentage of Net Sales in each Calendar Year (the “Royalties”), as follows:

Incremental Royalty Rate
Aggregate Net Sales in the Territory	on Aggregate Net Sales in the
in a Calendar Year	Territory in a Calendar Year

(i) *** to U.S. ***	***%

(ii) U.S. *** to U.S. ***	***%

Incremental Royalty Rate
Aggregate Net Sales in the Territory	on Aggregate Net Sales in the
in a Calendar Year	Territory in a Calendar Year

(iii) U.S. *** to U.S. ***	***%

(iv) U.S. *** and above	***%
          8.3.2 *** Royalty.
               (i) In the event that Competitive Products are marketed by a Third Party(ies) in the Territory, GSK shall promptly notify Eurand of such event providing information regarding the Competitive Product(s) and Third Party(ies). In the event that such Competitive Products in the *** market share equal to *** (***) or *** in the *** of *** for Product (*** on the *** as the *** using reference data published by ***, or *** source, provided that such other source is agreed upon by the Steering Committee), then *** in the *** and *** (subject to Section 8.3.3), the Royalties set forth in *** will be ***.
               (ii) In the event that *** are *** by a *** in the *** which, in the ***, achieve *** to *** *** or *** in *** of *** for Product (*** on the *** as the *** using reference data published by ***, or *** source, provided that such other source is agreed upon by the Steering Committee), then *** in the *** and *** (subject to Section ***), the Royalties set forth in Sections 8.3.1(ii), 8.3.1(iii) and 8.3.1(iv) will be ***.
               (iii) GSK shall provide the Steering Committee with such reference data described in Section 8.3.2(i) and 8.3.2(ii) detailing the prescriptions for Product and Competitive Products for such Calendar Quarters for which GSK seeks a royalty rate *** in the corresponding following Calendar Quarters.
          8.3.3 Commencement and Expiration of Royalty Obligations. GSK’s obligation to pay the Royalties as provided in Section 8.3.1 and 8.3.2 will commence upon the First Commercial Sale in the Territory and *** on the date that is *** (***) years from the date of the First Commercial Sale in the Territory. During the period that is equal to or more than *** (***) *** from the date of the First Commercial Sale in the Territory but in *** than *** (***) *** the First Commercial Sale in the Territory, the Royalties set forth in Sections 8.3.1 and 8.3.2, as applicable, will be *** to the *** of (i) ***, or (ii) the royalty rate owed by Eurand to *** under the *** Agreement on sales of Product in the Territory *** percent (***%).
          8.3.4 *** to ***. For the avoidance of doubt, the Parties acknowledge and agree that the Royalties payable by GSK to Eurand on Net Sales as provided in this Section 8.3 are *** of any *** or *** by Eurand to *** under the *** Agreement on sales of Product in the Territory, and that GSK will *** consideration to Eurand and/or *** on Net Sales in the Territory in any period during the Term or thereafter.
          8.3.5 ***. Although as of the Effective Date, they have no actual knowledge of such a requirement, the Parties acknowledge that, during the Term, one (1) or more royalty-bearing licenses may be required from one (1) or more Third Parties in order for GSK and its Affiliates to use, sell, offer for sale and import Product in the Field without infringing the Intellectual Property Rights of one or more Third Parties. Subject first to Eurand’s rights and obligations under Section 9.6.1, GSK will have the right but not the obligation, to use Commercially Reasonable Efforts to *** and *** such Third Party licenses. If Eurand is *** to effect any of the *** described in ***, and as a result of GSK subsequently *** and ***, it is necessary for GSK to *** and/or *** (collectively, the “***”) *** in order for *** Sections 2.1 and 2.3 *** such Third Party’s rights, GSK will be *** Third Party Payments *** pursuant to this Section 8.3 during the Term; provided, however, that GSK *** Royalties owed to Eurand ***; and provided, further that any *** that *** be *** against Royalties in any *** may be *** to *** Royalties in ***, subject to this Section 8.3.5. Specifically, GSK shall be *** to *** such ***: (i) only against Royalties *** by Eurand after GSK pays such ***, and (ii) only with *** to *** for *** that are *** to practice the ***. For the avoidance of doubt, Eurand will have no obligation to make any payments to either GSK or to such Third Party under this Section 8.3.5 in order for GSK to practice its rights under the Eurand Intellectual Property Rights.
          8.3.6 Royalty Payment Terms.
               (i) Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that Royalties will only be payable on Net Sales occurring *** and *** the First Commercial Sale by GSK, its Affiliates and their respective sublicensees to a Third Party.
               (ii) No later than *** (***) *** the *** of each ***, GSK shall use Commercially Reasonable Efforts to report to Eurand the Net Sales in the Territory for the *** month.
               (iii) Subject to Section 8.4, within *** (***) *** the *** of each ***, GSK will report the Net Sales in the *** and the Royalty owed on such Net Sales and will pay to Eurand all Royalties due and payable on Net Sales in the ***, or portion thereof if applicable.
               (iv) Any and all Royalty payments made by GSK to Eurand pursuant to this Agreement will be accompanied by a written statement setting forth the calculation of Royalties due.
               (v) In the event of a late payment of Royalties, GSK will pay to Eurand interest calculated on a *** on the *** payment from the *** such payment was *** to the date such payment is received by Eurand at a rate of *** percent (***%) per ***. In the event of a late payment of any overpaid Royalties by Eurand to GSK as provided in Section 8.4.3(i), Eurand *** to GSK *** on a *** basis on the *** from the *** such *** was *** to the *** such *** is *** by GSK at a rate of *** percent (***%) ***.
     8.4 General Payment Terms. Notwithstanding anything to the contrary in this Section 8, all payments made by GSK to Eurand under this Agreement will be subject to the following:
          8.4.1 All payments made under this Agreement will be made in U.S. dollars. All payments will be made by wire transfer in immediately available funds to one or more bank accounts to be designated in writing by Eurand.
          8.4.2 If taxes, assessments, fees or other charges are required to be withheld from payments to Eurand, GSK will make such payments to the applicable taxing authority as required to fulfill such requirement and pay to Eurand the net amount of the Milestone Payments, Royalties or other payments due. Receipts, if available, for all such withholdings will be provided to Eurand.

GSK will assist Eurand in claiming exemption from such deductions or withholdings under any applicable double taxation or similar agreement or treaty.
          8.4.3 Audit Rights.
               (i) After the *** (***) anniversary of the date of First Commercial Sale and upon the provision of not less than *** (***) calendar days’ prior written notice, Eurand will have the right, during normal business hours not more than *** in each Calendar Year during the Term and for *** (***) Calendar Year thereafter, using an independent public accountant designated by Eurand and *** (the “Eurand Auditor”), to inspect GSK’s books of account, records, documents and instruments for up to the previous *** (*** Calendar Years during the Term (or such lesser period if Product has been commercialized for less than *** (***) Calendar Years), to ascertain the accuracy of GSK’s Net Sales and the Royalty payments made by GSK to Eurand pursuant to this Agreement. If such examination by the Eurand Auditor results in a determination that GSK’s Net Sales or Royalty payments owed to Eurand by GSK have been understated, unpaid amounts due will be paid by GSK to Eurand within *** (***) calendar *** after such Eurand Auditor notifies the Parties of such discrepancy. If such examination results in a determination that GSK’s Net Sales or Royalty payments owed to Eurand by GSK have been overstated, overpaid amounts due will be re-paid by Eurand to GSK within *** (***) calendar *** after such Eurand Auditor notifies the Parties of such discrepancy. The expense of such audit shall be Eurand’s unless the audit shall demonstrate an underpayment of Royalties greater than *** percent (***%) between Royalties reported and paid and those which were actually due, in which event the reasonable expenses of Eurand Auditor shall be borne by GSK. The Eurand Auditor will report to the Parties *** its conclusions as to whether GSK is in compliance with its Royalty obligations and the amount of any underpayment or overpayment, and such report and the conclusions contained therein will constitute *** Confidential Information.
               (ii) After the *** (***) anniversary of the *** and upon the provision of not less than *** (***) calendar days’ prior written notice, GSK will have the right, during normal business hours not more than *** in each Calendar Year during the Term and for *** (***) Calendar Year thereafter, using an independent public accountant designated by GSK and reasonably acceptable to Eurand (the “GSK Auditor”), to inspect Eurand’s books of account, records, documents and instruments for up to the previous *** (***) Calendar Years during the Term (or such ***), to ascertain the accuracy of the invoices provided by Eurand pursuant to Section *** and of the *** and *** and *** incurred by Eurand in performing the Eurand Development Activities pursuant to this Agreement. If such examination by the GSK Auditor results in a determination that amounts invoiced by Eurand pursuant to Section *** have been overstated, such amounts overpaid by GSK will be *** by Eurand to GSK within *** (***) calendar *** such GSK Auditor *** the Parties of such discrepancy. If such examination results in a determination that amounts invoiced by Eurand have been understated, any underpaid amounts due will be re-paid by GSK to Eurand within *** (***) calendar *** such GSK Auditor notifies the Parties of such discrepancy. The expense of such audit shall be GSK’s unless the audit shall demonstrate an overpayment by GSK of any amounts pursuant to Section 8.1 greater than *** percent (***%) of what was actually owed to Eurand, in which event the reasonable expenses of GSK Auditor shall be borne by Eurand. The GSK Auditor will report to the Parties *** its conclusions as to whether Eurand has accurately invoiced GSK for amounts due pursuant to Section 8.1 and the conclusions contained therein will constitute Eurand Confidential Information.

9 INTELLECTUAL PROPERTY:
     9.1 Responsibility for Eurand Patent Rights Existing as of ***. Eurand will have *** responsibility for and control over, subject to Sections *** and *** of the *** Agreement, and will use its Commercially Reasonable Efforts with regard to, the preparation, filing, prosecution and maintenance of the Eurand Patent Rights existing as of *** (the “***”) and Eurand will bear all the costs and expenses associated therewith. Notwithstanding the foregoing, GSK will have the right to *** within the ***, *** and *** which relate *** to the Program and/or GSK’s commercialization of Product in the Field in the Territory (but only to the extent that Eurand (***) conducts the applications and filings; provided, however, that Eurand will *** GSK with copies of any applications or filings made by *** with respect to any ***), and *** to Eurand *** and ***, which *** Eurand will consider in good faith. GSK will provide any such patent consultation to Eurand at no cost to Eurand. Notwithstanding the foregoing, Eurand shall not be required to make any disclosure that would violate its confidentiality obligations to *** under the *** Agreement, although Eurand will use Commercially Reasonable Efforts to *** to *** to GSK.
     9.2 Responsibility for GSK Patent Rights Existing as of ***. GSK will have *** responsibility for and ***, and will use its Commercially Reasonable Efforts with regard to, the preparation, filing, prosecution and maintenance of the GSK Patent Rights existing as of *** and GSK will bear all the costs and expenses associated therewith.
     9.3 Ownership of Inventions.
          9.3.1 At all times during the Term and thereafter, GSK will own the GSK Program Rights. Eurand will at all times during the Term and thereafter own any and all inventions relating *** to the ODT Technology.
          9.3.2 Each Party will promptly disclose to the Steering Committee any inventions or improvements made or conceived by such Party, its Affiliates or any person or Entity under such Party’s or its Affiliate’s supervision, either alone or jointly in the course of or as a result of the activities under the Program (the “Inventions”); provided, however for the avoidance of doubt, the term “Inventions” will not include or be deemed to include *** or *** or *** or its Affiliates relating to *** and/or *** for Product. The Steering Committee will determine the strategy for protecting all such Inventions, including, without limitation, the filing of patent applications on any Inventions, in a manner consistent with this Section 9.3 and in accordance with Section 5.6; provided, however, the Steering Committee shall not prevent Eurand from filing patent applications that do not disclose or claim any GSK Inventions or prevent GSK from filing any application that does not disclose or claim any Eurand Inventions.
          9.3.3 GSK will *** own Inventions which relate to the *** and/or ***, but excluding Inventions relating *** to the ODT Technology (collectively, the “GSK Inventions”), irrespective of whether the inventor is an employee of Eurand or its Affiliates or GSK or whether there are joint inventors, some of whom are employees of Eurand (or its Affiliates) and some of whom are employees of GSK. As determined by the Steering Committee, GSK will have the right, at its sole expense using in-house or outside legal counsel selected ***, to prepare, file, prosecute, maintain and extend any and all Patent Rights inside and/or outside of the Territory on GSK Inventions (the “GSK Invention Patent Rights”). Notwithstanding the foregoing, Eurand will have the right to review all pending patent applications included within the GSK Invention Patent Rights, significant filings and other significant proceedings ***, and make recommendations to GSK concerning them and their conduct, which recommendations GSK will consider in good faith. Eurand will provide any such patent consultation to GSK at *** to GSK. Further, Eurand will, and will cause its Affiliates and its and their respective employees to, *** GSK in preparing patent applications on GSK Inventions to the extent such are related to the *** *** and will provide GSK with *** of *** to the GSK Inventions. Any GSK Invention Patent Rights, except as set forth in Section ***, will be deemed to be included within the GSK Patent Rights and any Know-How related to such GSK Inventions will be deemed to be included within GSK Know-How.
          9.3.4 Eurand will solely own Inventions which relate *** (the “Eurand Inventions”), irrespective of whether the inventor is an employee of GSK or its Affiliates or Eurand or whether there are joint inventors, some of whom are employees of GSK (or its Affiliates) and some of whom are employees of Eurand. As determined by the Steering Committee Eurand will have the right at *** expense using in-house or outside legal counsel selected at Eurand’s sole discretion to prepare, file, prosecute, maintain and extend any and all Patent Rights inside and/or outside of the Territory on Eurand Inventions. GSK will, and will cause its Affiliates and its and their respective employees to, cooperate with Eurand in preparing patent applications on Eurand Inventions and to provide Eurand with appropriate assignment of Intellectual Property Rights to the Eurand Inventions. Any patent applications and patents filed by or on behalf of Eurand on Eurand Inventions, except as set forth in Section 9.4.2, will be deemed to be included within the Eurand Patent Rights and any Know-How related to such Eurand Inventions will be deemed to be included within Eurand Know-How.
          9.3.5 GSK will exclusively own the GSK Data and such GSK Data will be deemed to be GSK Know-How and GSK Confidential Information, and will constitute part of the GSK Program Rights. Eurand will exclusively own the Eurand Data and such Eurand Data will be deemed to be Eurand Know-How and Eurand Confidential Information, and will constitute part of the Eurand Intellectual Property Rights.
          9.3.6 Any information contained in a patent filing by a Party under this Agreement will be subject to the confidentiality provisions of Section 13, unless and until such patent filing is published by an applicable Patent Office, and the Confidential Information of a Party may not be used by the other Party in a patent filing without the express written consent of such first Party.
     9.4 Abandoned Patent Rights.
          9.4.1 Should GSK elect to abandon any Patent Right contained in the GSK Invention Patent Rights relating to the Formulation and/or Product, including, without limitation, any Patent Rights on any GSK Invention relating to the Formulation and/or Product (the “Abandoned GSK Invention Patent Rights”), it will (i) provide Eurand with written notice as soon as reasonably possible after making such election but in any event no later than *** (***) calendar days after making such election but in any event before a possible loss of rights, and Eurand will have the right to file, prosecute and maintain any Abandoned Invention GSK Patent Rights in its sole discretion, at its sole expense and in Eurand’s name, and such Abandoned Invention GSK Patent Rights will be deemed to be included in the Eurand Patent Rights. For the avoidance of doubt, the Abandoned Invention GSK Patent Rights will not include any Patent Rights contained in the GSK Invention Patent Rights that may be abandoned by GSK which relate to the *** and/or ***.

          9.4.2 Should Eurand elect to abandon any Patent Right contained in the *** including, without limitation, any Patent Rights on any Eurand Invention (the “Abandoned Eurand Patent Rights”), it will (i) provide GSK with *** as soon as reasonably possible after making such election but in any event no later than *** (***) calendar days after making such election but in any event before a possible loss of rights, and GSK will have the right to file, prosecute and maintain any Abandoned Eurand Patent Rights ***, at its *** expense and in Eurand’s name, GSK’s name or the name of both GSK and Eurand, as determined by *** in its *** discretion, and such Abandoned Eurand Patent Rights will be deemed to be included in the *** Patent Rights.
     9.5 Commercialization of Product and Competitive Product:
          9.5.1 Eurand acknowledges and agrees that during the Term: (i) ***, and will ***, *** pursuant to this ***, the Clinical Supply Agreement and Commercial Supply Agreement *** for *** and/or *** in the Field in any country in the world or assist any Third Party in ***, *** for *** and/or *** in the Field in any country in the world; and (ii) Eurand will ***, and will cause its Affiliates ***, except as set forth in this Section 9.5 and in Section 10.6, *** for *** and/or *** in any country in the world. If, after the date of the First Commercial Sale of Product in the Territory provided that the date of the First Commercial Sale is after the *** *** or if the First Commercial Sale has not occurred then the date that is *** (***) months after the ***, ***, Eurand, on its own or through any of its Affiliates or any Third Party, desires to commercialize Product and/or Competitive Product in the Field ***, Eurand will *** notice to GSK and thereby grant to GSK an *** right to negotiate with Eurand for an *** license under the Eurand Intellectual Property Rights to *** for *** and *** such *** and/or *** in the *** (each such notice referred to as a “***”). GSK shall have *** (***) Right of Negotiation with respect to each ***.
          9.5.2 GSK must exercise a Right of Negotiation by providing written notice to Eurand (each such notice referred to as a “Right of Negotiation Notice”) within *** (***) calendar days after receiving written notice from Eurand as provided in Section 9.5.1 of such Right of Negotiation.
          9.5.3 If GSK does not submit a Right of Negotiation Notice to Eurand as provided in Section 9.5.2 *** to the expiration of the *** (***) calendar day period referenced in Section 9.5.2, the corresponding Right of Negotiation will immediately terminate *** that is *** the *** of such *** (***) calendar day period and Eurand will have no further obligation to GSK with respect to such Right of Negotiation for Product and/or Competitive Product (as applicable) in such country except as provided below in Section 9.5.6.
          9.5.4 If GSK exercises a Right of Negotiation by providing a Right of Negotiation Notice as provided in Section 9.5.2, the Parties will in good faith negotiate during the Right of Negotiation Period a license and supply agreement pursuant to which GSK would obtain an *** license under the Eurand Intellectual Property Rights to *** for *** and *** and/or *** in the Field in such ***, and Eurand will supply GSK’s total requirements for clinical and commercial supply of bulk tablets of Product in such *** (the “***”). The “Right of Negotiation Period” will be the period that commences on the date on which GSK provides Eurand with a Right of Negotiation Notice as provided in Section 9.5.2 (for the purposes of this Section 9.5.4 only, the “commencement date”) and *** on the day *** following the *** (***) day after the ***. Each such Right of Negotiation Period may be *** upon the *** of the *** prior to the *** thereof as provided in Section 9.5.5 or earlier terminated by the termination of this Agreement. Notwithstanding the foregoing, *** will have the right, at *** and for *** during a Right of Negotiation Period, to terminate in writing such Right of Negotiation Period which would terminate the corresponding Right of Negotiation.
          9.5.5 In the event the Parties have not executed the *** during the Right of Negotiation Period, after starting to negotiate the terms and conditions thereof in good faith: (i) then at *** request, the Parties will extend such Right of Negotiation Period for *** of *** (***) Business Days; or (ii) if not extended by *** as provided in (i), such Right of Negotiation Period will expire as provided in Section 9.5.4 and *** will have no further obligation to *** with respect to such Right of Negotiation or Product and/or Competitive Product (as applicable) in such *** except as provided in Section 9.5.6; provided, however, that in the making, having made, use, sale, offering for sale and import of Product and/or Competitive Product in such country, *** covenants and agrees it will ***, and will cause its Affiliates and any Third Party *** to, *** and *** the *** of *** in the *** or *** and ***, *** (only pursuant to the Clinical Supply Agreement and the Commercial Supply Agreement*** and *** in the ***.
          9.5.6 In the event that the Parties do not enter into a *** as provided in this Section 9.5, then subject to Section 11.3.5(v) GSK will enter into a license agreement which will include the following:
               (i) GSK will grant to Eurand an *** license with the right to grant sublicenses, under the GSK Program Rights to make, have made, use, sell, offer for sale and import Product (if applicable) in the Field in such country, *** to *** *** and *** as provided in Section *** and *** (if any) to *** and *** in such *** to the extent *** under the Clinical Supply Agreement and the Commercial Supply Agreement.
               (ii) GSK will grant to Eurand a *** license with the right to grant sublicenses, under the GSK Program Rights to make, have made, use, sell, offer for sale and import Competitive Product (if applicable) in the Field in such ***, *** and *** as provided in Section *** and *** (if any) *** and *** in such *** to the extent *** under the Clinical Supply Agreement and the Commercial Supply Agreement.
               (iii) In consideration for such license, but subject to Section 11.3.5(iii) Eurand will pay to GSK *** on *** of *** and/or *** by Eurand, its Affiliates or sublicensees in such *** for a period of *** after the *** of such *** and/or ***, at a *** to *** of *** of *** or *** (as applicable). For the purposes of the license, “***” of *** and/or Competitive Product by Eurand, its Affiliates and sublicensees will be calculated similarly to Net Sales under this Agreement. Further such royalty will be payable by Eurand to GSK in the same manner in which Royalties are payable by GSK to Eurand pursuant to Sections 8.3.6.
     9.6 Infringement. Eurand agrees that it will *** GSK with *** within *** (***) Business *** the following: the *** (as defined in Section 8.2.***), the *** (as defined in Section 8.2.***), and thereafter whenever the *** is ***, in each case so that GSK may monitor the freedom to use *** as contemplated under this Agreement ***. In the event that a claim of infringement of a Third Party’s Intellectual Property Rights is made or brought against either Party or grounds for a claim of infringement of a Third Party’s Intellectual Property Rights becomes known to either Party, as a result of the activities under the Program or otherwise under the Agreement, the Party receiving such claim or becoming aware of grounds for such claim shall promptly inform the other Party, and the Parties shall consult with each other in order to develop a strategy for addressing the alleged infringement. Each Party shall reasonably cooperate with the other in any investigations undertaken to determine any potential infringement.
          9.6.1 To the extent the alleged infringement relates primarily to the use of the Eurand Intellectual Property Rights, Eurand shall take one or more of the following actions at *** (simultaneously or sequentially):
               (i) ***, or
               (ii) ***, or
               (iii) *** and/or ***.
          9.6.2 If Eurand is unable to effect any of the actions described in Section 9.6.1, after explaining to the Steering Committee in reasonable detail what actions Eurand has taken, then GSK may exercise its rights under Section 8.3.5 with respect to alleged infringement related *** to the use of the ***.
          9.6.3 In the event that the alleged infringement relates to the use of the *** but also relates to an aspect of the Product other than ***, Eurand and GSK will work in good faith to jointly address the alleged infringement. To the extent the alleged infringement does not relate to the use of the ***, GSK may, at its *** discretion, cost and expense, defend the claim or obtain a license to use the technology upon which the Third Party Claim is based, but, in any case, GSK shall indemnify and hold harmless Eurand with respect to any such alleged infringement claim under this Section 9.6.3 pursuant to Section 12.2.
     9.7 Third Party Infringement of Patents
          9.7.1 Each Party shall promptly report in writing to the other Party during the Term any (i) known infringement or suspected infringement of any Patent Rights included in the *** or the ***, (ii) unauthorized use or misappropriation of Confidential Information, Eurand Intellectual Property Rights or GSK Program Rights by a Third Party, or (iii) known infringement or suspected infringement relating to either the Formulation or Product (in each case, “Third Party Infringement”) of which it becomes aware (including infringement under 35 U.S.C. Section 271(e)(2)), and which relate to a Product or a Competitive Product, and shall provide the other Party with all available evidence indicative of said infringement, suspected infringement or unauthorized use or misappropriation.
          9.7.2 In the event of a report of a Third Party Infringement under Section 9.7.1, Eurand and GSK shall consult with each other in order to develop a strategy for addressing the Third Party Infringement. In the event that the Parties agree to take legal action to stop the Third Party Infringement (the “Action”), they shall agree upon legal counsel and unless they agree upon a different formula for sharing the expenses (including attorney and expert fees) of such action and for sharing any award or settlement, they shall share them equally. In the event that a Party (the “Nonparticipating Party”) does not desire to participate in the Action, the other Party shall be free (at its sole discretion) to bring the action (the “Participating Party”) based on the Participating Party’s own Intellectual Property Rights in its own name, at its own expense and retain any award or settlement in its entirety. The Participating Party may, only with the written consent of the Nonparticipating Party, bring an Action based on the Nonparticipating Party’s Intellectual Property Rights (i.e., the Eurand Intellectual Property Rights if Eurand is the Nonparticipating Party and the GSK Program Rights if GSK is the Nonparticipating Party), in its Participating Party’s own name, and own expense, and retain any award or settlement in its entirety. The Nonparticipating Party will in *** and ***, or *** to the *** Party if the *** Party ***, *** Party to legal or regulatory harm. *** obligation to participate except to the extent that such ***, and shall *** in connection therewith at *** charge to the other Party *** for *** of ***. If either Party desires to retain counsel independently, at its own expense, the Party may do so, but it shall not relieve the Party of its obligations under this section.
10 REPRESENTATIONS AND WARRANTIES:
     10.1 Mutual Representations and Warranties. Eurand and GSK each hereby represent and warrant to the other as follows, as of the Effective Date:
          10.1.1 It is a corporation duly organized, validly existing and is in good standing under the laws of its jurisdiction of formation, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement, the Clinical Supply Agreement (and related quality agreement) and the Commercial Supply Agreement (and related quality agreement);
          10.1.2 The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its stockholders, (ii) violate any provision of any Applicable Law or any provision of its certificate of incorporation, by-laws or other founding document, or (iii) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected;
          10.1.3 It is not currently debarred, suspended or otherwise excluded by any government agency from receiving government contracts that would adversely affect its ability to perform its obligations hereunder;
          10.1.4 It is not under any obligation to any Entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder; and
          10.1.5 This Agreement is a legal, valid and binding obligation enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor’s rights generally.
     10.2 Eurand Representations and Warranties. Eurand represents and warrants to GSK that as of the Effective Date:
          10.2.1 It owns the entire right, title and interest in and to, or otherwise has the right to grant the license or sublicense rights outlined in Section 2 under the Eurand Intellectual Property

Rights, all of which are, to Eurand’s actual knowledge, free and clear of any liens, mortgages, security interests, charges, encumbrances or otherwise;
          10.2.2 It has not, up through and including the Effective Date, knowingly withheld any material information in Eurand’s possession from GSK in response to GSK’s reasonable inquiries in connection with GSK’s due diligence relating to the ODT Technology, this Agreement and the underlying transaction, and to *** of its knowledge, the information related to the ODT Technology that Eurand has provided to GSK prior to the *** is up-to-date and accurate in all material respects;
          10.2.3 Except as set forth on Exhibit G, to the best of its knowledge, the Patent Rights included in the Eurand Patent Rights are valid and enforceable and there are *** or threatened claims or legal actions asserting that the Patent Rights included in the Eurand Patent Rights are invalid or unenforceable;
          10.2.4 To *** of its knowledge, except with respect to ***, the ODT Technology will not constitute an infringement of any patents, trade secrets, or other industrial or Intellectual Property Rights of any Third Party;
          10.2.5 To *** of its knowledge, the Eurand Trademarks are valid and enforceable and that there are no pending or threatened claims or legal actions asserting that such Eurand Trademarks are invalid or unenforceable in the Territory; and
          10.2.6 Eurand has provided GSK with a redacted copy of the *** Agreement, including, without limitation, any and all amendments made thereto as of the Effective Date. To *** of Eurand’s knowledge, the *** Agreement remains in full force and effect and Eurand is in compliance in all *** respects with the terms of the *** Agreement.
     10.3 GSK’s Representations and Warranties. GSK represents and warrants to Eurand that as of the Effective Date:
          10.3.1 It owns the entire right, title and interest in and to, or otherwise has the right to grant the license or sublicense rights outlined in Section 2 under the GSK Intellectual Property Rights, all of which are, to GSK’s actual knowledge, free and clear of any liens, mortgages, security interests, charges, encumbrances or otherwise; and
          10.3.2 To *** of GSK’s ***, the Drug Substance will not constitute and infringement of any patents, trade secrets, or other industrial or Intellectual Property Rights of any Third Party.
     10.4 Covenants of Eurand and GSK.
          10.4.1 Eurand covenants to GSK that Eurand will not at any time during the Term, *** of *** or the *** with ***, or otherwise in any manner that could *** to have a *** on GSK’s rights under the *** to *** and *** (only to the extent provided in the Clinical Supply Agreement or Commercial Supply Agreement), *** and *** Product in the Field.
          10.4.2 Eurand covenants to GSK that Eurand will *** take or omit to take any actions that would constitute a material breach of the *** Agreement, which breach would be *** to have a *** effect on GSK’s rights under the Eurand Intellectual Property Rights as set forth in Section 2.1.
          10.4.3 Eurand covenants to GSK that, at all times during the Term, Eurand *** and take *** available to it to *** and *** the *** and any of its rights thereunder, the loss or restriction of which would in *** or *** with the exercise of any of GSK’s rights under this Agreement. Notwithstanding any other provision hereof, in the event Eurand is in *** of the *** or becomes aware of any set of facts or circumstances that make a *** of the *** *** or ***, and such *** presents a *** of *** with, *** of or *** the exercise or scope of any of GSK’s rights under this Agreement (or under any agreement entered into in connection herewith, including the Clinical Supply Agreement and Commercial Supply Agreement), Eurand shall, *** GSK’s ***, use its ***rts to *** GSK, on or *** or ***, to *** with respect to the Product that are ***. Further, *** and *** will *** without the application of any *** as set forth in Section *** and GSK will, as of the *** of the *** of this Agreement, have an *** license, with the right to ***, under the *** to *** and *** and/or *** in the Field.
          10.4.4 Eurand covenants to GSK that Eurand will only use Drug Substance in its performance of the Eurand Development Activities, and manufacture of CTM and Product for GSK pursuant to the Clinical Supply Agreement and Commercial Supply Agreement, respectively.
          10.4.5 Eurand covenants to GSK that *** and for *** Eurand will ***, and will cause its Affiliates *** during the Term and for *** ***, use any *** or *** in the making, have made, use, sale, offering for *** and/or import of, or directly or indirectly assist any Third Party *** and for *** in using any *** or *** in the making, having made, use, sale, offering for sale and/or import of, any product other than as set forth in this Agreement, including *** for any *** which has any *** or *** component to the drug release and which contains *** of the ***, whether or ***.
          10.4.6 GSK covenants to Eurand that GSK will not and will cause its Affiliates not to analyze any of the prototypes of the Formulation or CTM provided hereunder to determine their composition or the manner in which they have been manufactured unless and until required under the Program.
     10.5 Compliance with Laws. Each Party covenants and agrees that it will comply, and will cause its respective Affiliates to and contractually mandate that its sublicensees will comply, with all Applicable Laws in the performance of its respective obligations under this Agreement.
     10.6 Non-Competition.
          10.6.1 Eurand represents and warrants to GSK that Eurand will not, and will cause its Affiliates not to, make, have made, use, sell, offer for sale and/or import, or directly or indirectly assist any Third Party in making, having made, using, offering for sale and/or importing a Competitive Product in the Field in the Territory during the Term. GSK represents and warrants to Eurand that GSK will not, and will cause its Affiliates not to, make, have made, use, sell, offer for sale and/or import, or directly or indirectly assist any Third Party in the making, having made, use, sale, offering for sale and/or import of, a Competitive Product in the Field in the Territory during the Term.

          10.6.2 Notwithstanding anything contained in this Section 10.6 to the contrary, nothing herein will, expressly or impliedly, preclude or restrict either Party (or its respective Affiliates) in any way from (i) acquiring a majority of the voting stock, or all or substantially all of the assets of, a Competing Business Entity or a Non-Competing Business Entity (as both such terms are defined in Section 10.6.3 below); (ii) being acquired by a Competing Business Entity or a Non-Competing Business Entity; or (iii) merging, amalgamating, taking over, or consolidating (or engaging in any similar transaction) with a Competing Business Entity or Non-Competing Business Entity (hereinafter, the actions referred to in (i), (ii) and (iii) of this Section 10.6.2 are collectively referred to as “Merger” or “Merging” as of the date that any such action becomes effectively complete).
          10.6.3 The term “Competing Business Entity” as used in Section 10.6.2 means an Entity that markets a Competitive Product in the Field in the Territory during the Term. A “Non-Competing Business Entity” means any other Entity other than a Competing Business Entity. In the event that a Party or any of its Affiliates *** with a *** during the Term (the “*** Party”), such *** Party will *** the other Party *** Business Days after the date of the *** of the *** or *** of such ***, as to whether such *** will *** or *** the *** of the *** by the ***. If the Merging Party notifies the other Party that it plans to so ***, then the other Party may *** this Agreement for *** of Section 10.6.1 any *** than *** after the ***. The *** or *** of any such *** by the *** or *** during such *** *** the *** is *** and *** be *** for *** other Party ***: (i) *** or *** *** is *** to *** itself of the *** as promptly as *** such *** period, and (ii) the *** continues to comply with the terms of this Agreement in all respects; provided, however, that during the period in which *** is *** a *** in the *** pursuant to this Section 10.6.3, *** will have ***, and *** will have *** to *** on *** during such period. If the *** notifies the other Party that the *** does *** to ***, then the other Party may *** this Agreement upon prior written notice to *** that in the event ***, then *** as of the *** of the *** of this Agreement *** will have an *** license, with the right to ***, under the *** to *** for *** and *** in the ***, except with respect to any countries in which *** has obtained an *** license under the *** pursuant to Section *** to make, *** and ***.
     10.7 Limitation of Warranty. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 10 NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY, AND EACH PARTY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, WITH RESPECT TO ANY PRODUCT, MATERIALS, INFORMATION, SERVICES OR LICENSES PROVIDED TO THE OTHER PARTY PURSUANT TO THIS AGREEMENT.
11 TERM AND TERMINATION
     11.1 Term. The term of this Agreement (the “Term”) will commence on the Effective Date, and unless sooner terminated as provided in this Sections 10.4.3, 10.6.3, or 11, will expire on the date GSK’s obligations to pay Royalties as provided in Section ***. *** of this Agreement, *** and ***, and *** or *** to ***.
     11.2 Termination.

          11.2.1 By GSK. GSK may terminate this Agreement *** with *** (***) calendar days’ *** notice to Eurand if such termination is prior to the *** and ***, in each case if based upon a *** or *** or ***.
          11.2.2 By Either Party for Material Breach. Either Party may terminate this Agreement in its entirety upon written notice to the other Party in the event that the other Party is in material default or breach of any of its material obligations hereunder, and fails to remedy any such default or breach within *** (***) calendar days without (i) providing a written explanation reasonably satisfactory to the non-defaulting Party that a default has not occurred or (ii) commencing to cure the default within *** (***) days of such notice and thereafter curing such default within *** (***) days of such notice; or in the case of failure to pay any uncontested amounts due hereunder, *** (***) calendar days (in each case, the “Cure Period”) after notice thereof by the non-defaulting/non-breaching Party. If such default or breach is not corrected within the applicable Cure Period, the non-defaulting/non-breaching Party will have the right to immediately terminate this Agreement by giving written notice to the Party in default or breach. However, in the event that the Party in default provides a written explanation to the non-defaulting Party and there is a dispute regarding whether the explanation is reasonably satisfactory, the dispute shall be resolved in accordance with Section 14.14 and the Cure Period shall be extended during the pendency of the resolution of the dispute.
          11.2.3 By Mutual Consent. The Parties may terminate this Agreement in its entirety at any time and for any reason during the Term upon their mutual written agreement.
          11.2.4 By Either Party for Bankruptcy. Either Party may terminate this Agreement in its entirety at any time during the Term by giving written notice to the other Party if the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets, or if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed with sixty (60) calendar days after the filing thereof, or if the other Party makes a general assignment for the benefit of creditors. Notwithstanding the bankruptcy of Eurand, or the impairment of performance by Eurand of its obligations under this Agreement as a result of bankruptcy or insolvency of *** will be entitled to retain all rights and licenses granted to *** under this Agreement. All rights and licenses granted under or pursuant to this Agreement by *** are, and will otherwise be deemed to be, for purposes of Article 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Article 101(52) of the Bankruptcy Code. The Parties agree that ***, as a licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Eurand under the Bankruptcy Code, *** of (or ***o, as appropriate) *** and *** of such *** and same, ***, will be *** (i) upon any such *** of a *** GSK, unless *** to *** to *** all of its *** under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Eurand upon written request therefor by GSK.
          11.2.5 Eurand may terminate this Agreement in the event that: (i) GSK, *** to ***, *** conducting any GSK Development Activities for ***, or (ii) GSK fails to make *** in the Territory within *** of the ***, or (iii) GSK discontinues selling the Product in the Territory, *** case ***, such *** is *** to *** or ***, or *** of this Agreement or the *** Agreement or *** is using *** to address. The provisions of this paragraph shall operate independently of the cure provisions in Section 11.2.2.
     11.3 Effects of Termination.
          11.3.1 Upon termination of this Agreement, Eurand will have the right to retain any sums already paid by GSK hereunder.
          11.3.2 The expiration or termination of this Agreement for any reason shall not relieve the Parties of any obligation (including any payments) that accrued prior to such expiration or termination. Further, neither Party will be precluded from pursuing all rights and remedies that it may have hereunder at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.
          11.3.3 Upon termination of this Agreement by GSK pursuant to Section 11.2.2, GSK will *** have an ***, with *** to ***, under the *** to *** and ***.
          11.3.4 If *** has *** at the time of termination of this ***, and such sales will be subject to the Royalty provisions contained herein.
          11.3.5 Post-Termination Rights of Eurand Under the *** Program Rights.
               (i) *** to *** and *** to the ***.
                    (A) If this Agreement is terminated *** and *** by the Parties pursuant to Section *** or by *** pursuant to Section ***, then (1) GSK will grant to Eurand a worldwide, non-exclusive license, with the right to grant sublicenses, under the GSK Program Rights to make, have made and use Product in the Field for the *** of *** Product in the ***, and (2) after the *** Patent Expiration Date, GSK will grant to Eurand a worldwide, non-exclusive license, with the right to grant sublicenses, under the GSK Program Rights to make, have made, use, sell, offer for sale and import Product in the Field, provided, that Eurand pays a ***. Such *** will be *** by *** to *** in the same manner in which *** are *** by GSK to Eurand pursuant to Sections 8.3.6.
                    (B) If this Agreement is terminated *** and *** Sections ***, *** or ***, then (1) upon the effective date of the termination of this Agreement, Eurand will have a worldwide, non-exclusive license, with the right to grant sublicenses, under the GSK Program Rights to make, have made and use Product in the Field for the *** purpose of ***, and (2) after the *** Patent Expiration Date, Eurand will have a worldwide, non-exclusive license, with the right to grant sublicenses, under the GSK Program Rights to make, have made, use, sell, offer for sale and import Product in the Field. The license rights of Eurand under the *** pursuant to this Section 11.3.5(i)(B) will be royalty free.
               (ii) *** to *** and *** the ***.
                    (A) If this Agreement is terminated *** to the *** and *** by the Parties pursuant to Section *** or by *** pursuant to Section ***, then GSK will grant to Eurand a worldwide, *** license, with the right to grant sublicenses, under the GSK Program Rights to make, have made, use, sell, offer for sale, import and seek Regulatory Approvals for the Product in the Field, provided that ***. Such *** will be payable by ***

                    (B) If this Agreement is terminated *** to *** and *** by *** pursuant to Section *** or ***, then upon the effective date of the termination of this Agreement, Eurand will have a worldwide, non-exclusive license, with the right to grant sublicenses, under the GSK Program Rights to make, have made, use, sell, offer for sale, import and seek Regulatory Approvals for the Product in the Field. The license rights of Eurand under the GSK Program Rights pursuant to this Section 11.3.5(ii)(B) will be ***.
               (iii) *** and *** to the ***.
                    (A) If this Agreement is terminated *** and *** by *** pursuant to Sections *** or ***, then (1) upon the effective date of the termination of this Agreement***5, Eurand will have a worldwide, *** license, with the right to grant sublicenses, under the GSK Program Rights to make, have made and use Product in the Field for the *** purpose of *** and (2) ***, Eurand will have a worldwide, non-exclusive license, with the right to grant sublicenses, under the GSK Program Rights to make, have made, use, sell, offer for sale, import, and seek Regulatory Approval for the Product in the Field. The license granted by GSK to Eurand under this Section 11.3.5(iii)(A) will be royalty free.
                    (B) If this Agreement is terminated *** pursuant to Section ***, by *** pursuant to Section *** or by *** pursuant to Section ***, then (1) ***, *** grant to Eurand a worldwide, *** license, with the right to grant sublicenses, under the GSK Program Rights to make, have made and use Product in the Field for the sole purpose of seeking Regulatory Approvals for the Product in the Field, and (2) ***, GSK will grant to Eurand a worldwide, non-exclusive license, with the right to grant sublicenses, under the GSK Program Rights to make, have made, use, sell, offer for sale, import, and seek Regulatory Approval for the Product in the Field, ***. ***
               (iv) *** the *** and *** the ***.
                    (A) If this Agreement is terminated *** pursuant to Sections *** or ***, then upon the effective date of the termination of this Agreement, Eurand will have a worldwide, *** license, with the right to grant sublicenses, under the GSK Program Rights to make, have made, use, sell, offer for sale, import and seek Regulatory Approvals for the Product in the Field. The license granted by GSK to Eurand under this Section 11.3.5(iii)(B) will be royalty free.
                    (B) If this Agreement is terminated *** pursuant to Section ***, by *** pursuant to Section *** or by *** pursuant to Section ***, then GSK will grant to Eurand a worldwide, non-exclusive license, with the right to grant sublicenses, under the GSK Program Rights to make, have made, use, sell, offer for sale, import, and seek Regulatory Approval for the Product in the Field, ***. ***
               (v) For Cause by GSK. If this Agreement is terminated before or after the First Commercial Sale pursuant to Section *** or by *** to *** or *** and as to those countries in which Eurand is already commercializing Product pursuant to Section 9.5, such licenses (and any sublicenses granted by Eurand) under the GSK Program Rights in such countries will terminate as of the effective date of the termination of this Agreement.
               (vi) Notwithstanding anything to the contrary in this Section 11.3.5 or in this Agreement, the Parties acknowledge and agree that the term “GSK Program Rights “ included in this Section 11.3.5 will ***, the *** *** and any *** Intellectual Property Rights *** and/or ***

Product. Further, the Parties acknowledge and agree that the licenses and rights that may be granted to Eurand pursuant to this Section 11.3.5 will *** or *** or under the ***, *** and/or any *** relating to the *** Product.
     11.4 Survival. The following provisions will survive any expiration or termination of this Agreement:
          11.4.1 Sections *** and ***, all with regard to *** Product pursuant to Section ***;
          11.4.2 Sections *** (solely with respect to payments which have accrued prior to the expiration or termination of this Agreement), 8.3.6 (solely with respect to payments which have accrued prior to the expiration or termination of this Agreement*** (last sentence only), *** (last sentence only), *** and ***; and
          11.4.3 Section 1 for the sole purposes of interpreting the obligations and liabilities between the Parties surviving termination of this Agreement;
which will survive termination or expiration of this Agreement for the time period specified in such Sections or if no such time period is specified, indefinitely.
12 INDEMNIFICATION AND INSURANCE: SUBLICENSEES
     12.1 Indemnification of GSK. Eurand shall indemnify and hold GSK harmless from and against all damages, losses, expenses, claims (including wrongful death), demands, suits, penalties, judgments or administrative and judicial orders and liabilities (including, but not limited to, reasonable counsel fees and expenses) incurred, assessed or sustained by GSK, its Affiliates, or any of their respective officers, directors, and employees resulting from or arising out of a claim or proceeding brought by a Third Party with respect to or involving or arising out of (i) Eurand’s negligence or willful misconduct, (ii) Eurand’s breach of any representation, warranty, obligation or *** of this Agreement; (iii) *** or *** of Eurand’s *** of any *** or *** of this Agreement; (iv) *** of any *** of *** of a *** as set forth in Section ***; and/or (v) *** in any *** as set forth in Section *** provided that *** is a *** in such ***; except however in each of (i) through (v) to the extent such claim arises from an event for which GSK has an obligation to indemnify Eurand under Section 12.2 or pursuant to the Clinical Supply Agreement Commercial Supply Agreement.
     12.2 Indemnification of Eurand. GSK shall indemnify and hold Eurand and its Affiliates harmless from and against all damages, losses, expenses, claims (including wrongful death and product liability), demands, suits, penalties, judgments or administrative and judicial orders and liabilities (including, but not limited to, reasonable counsel fees and expenses) incurred, assessed or sustained by Eurand, its Affiliates, or any of their respective officers, directors, and employees resulting from or arising out of a claim or proceeding brought by a Third Party with respect to or involving or arising out of (i) GSK’s negligence or willful misconduct; (ii) GSK’s breach of any representation, warranty, obligation or covenant of this Agreement; (iii) Eurand’s use of the Drug Substance in conducting the Eurand Development Activities to the extent the claim arises from or relates to GSK’s failure to provide up to date information procedures and warnings regarding the safe handling and use of the Drug Substance; (iv) the sale, packaging, labeling, advertising, distribution, design, consumption or use of any CTM or Product; (v) resulting from or arising out of GSK’s *** of any *** or *** of this Agreement; (vi) GSK’s defense of any claim of infringement of a Third Party’s Intellectual Property Rights as set forth in Section ***; and/or (vii) GSK’s participation in any Action as set forth in Section 9.7.2 provided that Eurand is a Nonparticipating Party in such Action; except however in each *** to the extent such claim arises from an event for which Eurand has an obligation to indemnify GSK under Section 12.1 or pursuant to the Clinical Supply Agreement or Commercial Supply Agreement.
     12.3 Notice and Legal Defense. Promptly after receipt by a Party seeking indemnification under Section 12.1 or 12.2 (the “Indemnified Party”) of any claim, suit or proceeding brought by a Third Party or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in Section 12.1 and 12.2 hereof may apply, the Party seeking indemnification shall notify the indemnifying Party of such fact (i) within *** (***) calendar days after receipt of services of process of the commencement of a suit or (ii) for non-litigated matters, within *** (***) calendar days after receipt of notice thereof; provided, however, that in each case, the failure to give such notice will not relieve the Indemnifying Party of its obligation to provide indemnification hereunder except if, and to the extent that, such failure materially and adversely affects the ability of the Indemnifying Party to defend the applicable claim, suit or proceeding. The Indemnified Party will permit the Indemnifying Party to assume sole control over the defense of any such claim, suit or proceeding at the Indemnifying Party’s own cost and expense; and, ***, the Indemnified Party will co-operate as reasonably requested in the defense of the claim, suit or proceeding. The Indemnified Party will have the right to retain its own counsel at its own expense, provided, however, that if the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have material conflicting interests with respect to such claim, suit or proceeding, the Indemnifying Party will be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith. The Indemnifying Party may not settle such action or claim, or otherwise consent to an adverse judgment in such action or claim, which would subject the Indemnified Party to an injunction or if such settlement or judgment would materially diminish or limit or otherwise adversely affect the rights, activities or financial interests of the Indemnified Party, without the express written consent of the Indemnified Party.
     12.4 Consequential Damages IN NO EVENT, SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF, OR AS THE RESULT OF, THE SALE, DELIVERY, NON-DELIVERY, SERVICING, USE OR LOSS OF USE OF ANY CTM OR PRODUCT, REGARDLESS OF WHETHER SUCH CLAIM IS BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER LEGAL THEORY.
     12.5 Insurance *** will, at its sole cost and expense, carry *** insurance, including *** and *** insurance, which coverage shall have limits of liability which are commercially reasonable but ***. Such coverage shall be maintained during the Term and for *** following the expiration or earlier termination of this Agreement or if such coverage is ***, for *** (***) years *** of this Agreement. *** agrees that during the Term and for *** (***) years following the expiration or earlier termination of this Agreement, it will *** for the same amounts and types of coverage set forth above.

13 CONFIDENTIALITY:
     13.1 Confidential Information. Eurand and GSK each hereby recognize and acknowledge that the other Party’s Confidential Information constitutes valuable and confidential information. Subject to other express provisions of this Agreement, Eurand and GSK each agree that during the Term, and for a period of *** (***) years after the effective date of the expiration or earlier termination of this Agreement for any reason:
          13.1.1 The Parties will not disclose, directly or indirectly, in any manner whatsoever to any Third Parties any Confidential Information received from the other Party (the “Disclosing Party”) without ***, and the other Party (“Recipient”) will keep confidential, all of the Disclosing Party’s Confidential Information that is disclosed to Recipient. Recipient agrees to use the same level of care in safeguarding the Disclosing Party’s Confidential Information that Recipient uses with its own confidential information of a similar nature, but in no event less than reasonable care. Recipient will restrict disclosure of the Disclosing Party’s Confidential Information solely to those of its (or its Affiliate’s) employees or representatives having a need to know such Confidential Information in order to exercise a right granted or fulfill an obligation under, this Agreement.
          13.1.2 Both Parties shall ensure that each of their respective employees and representatives who will have access to the Confidential Information of the Disclosing Party are bound by an obligation to maintain such Confidential Information in accordance with the confidentiality obligations set forth in this Section 13.
          13.1.3 Recipient will not use the Disclosing Party’s Confidential Information in any manner whatsoever other than solely in connection with the performance of its obligations, or exercise of its rights, under this Agreement.
          13.1.4 Except as permitted by this Section 13, or as otherwise required by Applicable Law, and subject to the *** Agreement, Eurand and GSK each agree not to disclose any terms or conditions of this Agreement or the existence of this Agreement to any Third Party without the *** of the other Party, *** each Party *** to *** the *** of this *** to its *** and *** or ***, to *** and ***, and to such Party’s consultants and advisors, and to its permitted licensees and sublicensees on the condition that such Entities agree to keep such Confidential Information in accordance with the obligations set forth in this Section 13.
          13.1.5 In the event Recipient is requested pursuant to, or required by, Applicable Law to disclose any of the Disclosing Party’s Confidential Information, it will notify the Disclosing Party promptly so that the Disclosing Party may seek a protective order or other appropriate remedy or, in the Disclosing Party’s sole discretion, waive compliance with the confidentiality provisions of this Agreement. ***, in connection with any *** to be *** for the ***rpose. In the event that no such protective order or other remedy is obtained, or that the Disclosing Party waives compliance with the confidentiality provisions of this Agreement, Recipient will, without liability hereunder, furnish only that portion of the Confidential Information which Recipient is advised by its counsel is legally required, and Recipient will exercise reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Disclosing Party’s Confidential Information.
          13.1.6 Upon the effective date of the termination of this Agreement for any reason, either Party may request in writing, and the other Party will either: (i) promptly destroy all copies of the requesting Party’s Confidential Information in the possession of the other Party and confirm such destruction in writing to the requesting Party; or (ii) promptly deliver to the requesting Party, at the other Party’s expense, all copies of such Confidential Information in the possession of the other Party, provided, however, the other Party will be permitted to retain one (1) copy of the requesting Party’s Confidential Information for the sole purpose of determining any continuing obligations hereunder. Additionally, upon termination of this Agreement for any reason, both Parties will immediately cease all use of the other Party’s Confidential Information including, to the extent reasonably possible, removing all references to such Confidential Information ***: (a) *** and ***. For the avoidance of doubt, each Party will be permitted to use the other Party’s Confidential Information after the expiration of this Agreement and will not be obligated to return such Confidential Information of the other Party in accordance with this Section 13.1.6. All Confidential Information will continue to be subject to the terms of this Agreement for the period set forth in Section 13.1.
          13.1.7 Each Party represents and warrants to the other Party that it has all right, title and ownership interest in and to its Confidential Information and/or it has the right to disclose its Confidential Information to the other Party. Each Party may seek to enforce all rights and legal remedies available under this Section 13 or by law, including injunctive relief, specific performance and other equitable remedies in the event of a breach of the provisions of this Section 13 by the other Party.
          13.1.8 Notwithstanding the provisions of this Section 13, the Parties agree that nothing contained in this Section 13 will prevent GSK, in any way whatsoever from disclosing any Eurand Confidential Information, without obtaining Eurand’s prior consent, to any Affiliate of GSK or to any Third Party for the purposes of engaging in the development (including the Clinical Studies and filing of Regulatory Approvals for Product) and commercialization of Product in the Field in the Territory, provided such Affiliate or Third Party is under an obligation of confidentiality at least as restrictive as the obligations contained in Section 13 herein with respect to the Confidential Information.
          13.1.9 The confidentiality obligations set forth in this Section 13 will supersede the Confidential Disclosure Agreements dated as of October 10, 2005 and November 30, 2005, between the Parties (“Confidentiality Agreements”), and will govern any and all information disclosed by either Party to the other pursuant thereto, and will be retroactively effective to the date of the Confidentiality Agreement.
     13.2 Publicity. Any announcements or publicity regarding the existence of this Agreement or any terms or subject matter of this Agreement by either Eurand and/or GSK will be agreed to by Eurand and GSK in writing in advance of any such announcement or publicity. The Party preparing any such announcement, publicity or press release will provide the other Party with a draft thereof reasonably in advance of disclosure so as to permit the other Party to review and comment on such announcement, publicity or press release, unless Applicable Law otherwise requires immediate public disclosure. The foregoing notwithstanding, the Parties will agree on a press release to announce the execution of this Agreement, together with a corresponding question/answer outline for use in responding to inquiries about this Agreement. Thereafter, Eurand and GSK may each disclose to Third Parties the information contained in such press release and question/answer outline without the need for further approval by the other Party. Each Party agrees that it will co-operate fully with the other with respect to all disclosures regarding this Agreement to the Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either Party included in any such disclosure. Further, *** and *** that it will *** to disclose the *** and/or ***, as it relates solely to this Agreement, in any announcement, publicity or press release prior to *** unless agreed to by ***.
     13.3 Publication.
          13.3.1 Eurand will not submit for written, electronic or oral publication any document, manuscript, abstract or the like (a “Eurand Publication”) which includes any GSK Data or any other information regarding, related to, Product in the Field without first providing GSK with a copy of such Eurand Publication for GSK’s review. GSK will review and provide its comments and changes, if any, to such Eurand Publication which is an abstract, within fifteen (15) Business Days after receipt of the Eurand Publication from Eurand and to such Eurand Publication which is a manuscript or any other document, within thirty (30) Business Days after receipt of the Eurand Publication from Eurand, or in each of foregoing cases, such longer period of time as agreed to by the Parties in order to afford GSK a reasonable opportunity to protect its rights under any GSK Intellectual Property Rights. Eurand will incorporate any comments and changes received from GSK as provided herein with respect to such Eurand Publication. Any GSK contributions will be acknowledged in any such Eurand Publication.
          13.3.2 GSK will not submit for written, electronic or oral publication any document, manuscript, abstract or the like (a “GSK Publication”) which includes any Eurand Data or any other information regarding, related to, Product in the Field without first providing Eurand with a copy of such GSK Publication for Eurand’s review. Eurand will review and provide its comments and changes, if any, to such GSK Publication which is an abstract, within fifteen (15) Business Days after receipt of the GSK Publication from GSK and to such GSK Publication which is a manuscript or any other document, within thirty (30) Business Days after receipt of the GSK Publication from GSK, or in each of the foregoing cases, such longer period of time as agreed to by the Parties in order to afford Eurand a reasonable opportunity to protect its rights under any Eurand Intellectual Property Rights. GSK will consider in good faith any comments and changes received from GSK as provided herein with respect to such GSK Publication. Any Eurand contributions will be acknowledged in any such GSK Publication.
     13.4 Clinical Trial Registries. The Parties acknowledge and agree that notwithstanding anything to the contrary contained in this Section 13, GSK may publish the protocols, results and/or summaries of any clinical trials relating to Compound and/or Product, including without limitation the Data, on a clinical trial register maintained by GSK or its Affiliate and the protocols of clinical trials relating to Compound and/or Product on www.ClinicalTrials.gov (and/or in each case publish the results, summaries and/or protocols of clinical trials on such other websites and/or repositories as required by Applicable Law or such GSK’s or its Affiliate’s standard operating procedures), and that each such publication will not be a breach of the confidentiality obligations provided in this Section 13.
14 MISCELLANEOUS:
     14.1 Assignment Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either Party hereto without the prior written consent of the other Party hereto, provided that either Party shall have the right to assign all or part of its rights, interest and obligations to an Affiliate, a successor to a controlling or majority share of such Party, or to a successor to substantially all the assets of the business to which this Agreement relates. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. Eurand acknowledges and agrees that *** under this Agreement as provided in this Section 14.1 ***, and ***.
     14.2 Safety Data Exchange Agreement. The procedures for sharing and reporting of Adverse Events and Serious Adverse Events encountered by each Party relating to or associated in any way with the development, use, manufacture and/or commercialization of Compound, Drug Substance and/or Product as contemplated under this Agreement, which procedures will be no less stringent that those set forth in the applicable guidelines of the ICH and will be sufficient to allow each Party to satisfy both expedited and periodic regulatory reporting requirements, will be as set forth in a Safety Data Exchange Agreement to be finalized and exchanged by the Parties within ninety (90) days after the Effective Date, or such other date as agreed upon by the Steering Committee. For the purposes of this Agreement, the terms “Adverse Event” and “Serious Adverse Event” will have the meanings ascribed to them in the Safety Data Exchange Agreement. For the purposes of this Section 14.2, “ICH” means the International Committee on Harmonization developed through a collaboration between the FDA and regulatory agencies in the European Union and Japan to harmonize regulatory requirements to produce marketing applications acceptable to the countries of the European Union, Japan and the United States.
     14.3 No Implied Waiver. Failure by either Party hereto on one or more occasions to avail itself of a right conferred by this Agreement shall in no event be construed as a waiver of such Party’s right to enforce said right in the future.
     14.4 Choice of Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be exclusively governed by and construed in accordance with the laws of the state of New York, without regard to the choice-of-law provisions thereof. The Parties hereby consent to service of process by mailing or delivering such service to the Party at its respective principal business address. The Parties hereby submit to the jurisdiction of the *** for the resolution of any disputes through any judicial mechanism.
     14.5 No Third Party Beneficiaries. No Third Party, including any employee of any Party to this Agreement, will have or acquire any rights by reason of this Agreement.
     14.6 Notices. Any notice and other communication required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered personally, telecopied or received by registered mail, return receipt requested, to the Parties at the following addresses:
If to Eurand, to:
Eurand, Inc.
845 Center Drive
Vandalia, OH 45377
Attention: Office of Business Development
Facsimile: (937) 898-1093
If to GSK, to:

GlaxoSmithKline R&D Limited
Greenford Road
Greenford, Middlesex
UB6 0HE
UK
Attention: Vice President, Worldwide Business Development Transactions
Facsimile: +44 208 966 5371
with a copy to:
Smith Kline Beecham Corporation d/b/a GlaxoSmithKline
2301 Renaissance Boulevard
King of Prussia, PA 19406-2772
Attention: Vice President and Associate General Counsel, R&D Legal Operations,
Business Development Transactions Team
Facsimile: 610-787-7084
or at such other addresses as the Parties may designate by notice sent in accordance with this Section 14.6.
     14.7 Execution of Additional Documents. Each Party hereto agrees to execute such further documents or agreements, and do all such other commercially reasonable acts, as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.
     14.8 Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, such provision shall be considered severed from this Agreement, and it is the intention of the Parties that the remainder of the Agreement will not be affected. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.
     14.9 Captions/Headings. The article and section captions or headings in this Agreement have been inserted as a matter of convenience and are not part of this Agreement.
     14.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.
     14.11 Independent Relationship. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other or to bind the other Party in any respect whatsoever. All activities undertaken by Eurand hereunder shall be that of an independent contractor.

     14.12 Entire Agreement. This Agreement, together with the Safety Data Exchange Agreement, Clinical Supply Agreement (and related quality agreement) and Commercial Supply Agreement (and related quality agreement), contains the entire agreement between the Parties related to subject matter hereof, and this Agreement cannot be amended, varied or abridged in any manner except by amendment in writing duly signed by the Parties. This Agreement takes the place of any existing agreement, arrangements or discussions between the Parties relating to the subject matter hereof, whether oral or written, including, without limitation, the Confidentiality Agreements.
     14.13 Force Majeure. Neither Eurand nor GSK will be liable for failure of or delay in performing obligations set forth in this Agreement (other than the payment of amounts owed), and neither will be deemed in breach of its obligations, if such failure or delay is due to a Force Majeure Event. When a Force Majeure Event arises, the Parties will discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.
     14.14 Resolution of Disputes.
          14.14.1 If the dispute cannot be resolved *** as set forth in Section 5.6, then either Party may submit the matter to arbitration conducted in New York, New York in accordance with ***. The award of such arbitration shall be final, binding and non-appealable, except to the extent provided for in the rules of the ***. The arbitrator(s) will have the discretion to impose the cost of the arbitration upon the losing Party or divide it between the Parties upon any terms which he/they deem appropriate; provided, however, that each Party shall bear its own legal fees and costs. A judgment upon an award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction, or application may be made to such court for confirmation of such award or a judicial acceptance of such award, and for an order of enforcement or other legal remedy.
          14.14.2 If the total aggregate amount at issue in a dispute to be arbitrated is ***, the number of arbitrators shall be ***. The arbitrator shall be selected by the ***. If the total aggregate amount at issue in a dispute to be arbitrated is ***, the number of arbitrators shall be ***. Each Party shall select *** arbitrator from among a list of qualified arbitrators compiled by the ***. The *** arbitrators so selected shall select a *** qualified arbitrator, who shall *** of the tribunal. If the *** arbitrators selected by the Parties fail to agree on the third arbitrator within *** (***) calendar days of the selection of the *** arbitrator, the *** qualified arbitrator shall be *** in *** with the rules of the ***. In addition to the qualification criteria for arbitrators established by the rules of the ***, each arbitrator shall meet the following additional criteria: (i) the arbitrator shall be experienced in resolving the type of dispute(s) at issue; and (ii) the arbitrator shall have technical or intellectual property related background and/or knowledge if relevant to the dispute.
          14.14.3 Notwithstanding the foregoing, either Party may, without waiving any remedy under this Agreement, seek, from any court having jurisdiction, any interim relief or provisional relief (including, without limitation, injunctive relief) that is necessary to protect the rights or property of that Party pending the establishment of the arbitral tribunal set forth in this Section 14.14.
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     IN WITNESS WHEREOF, the Parties have caused this Development and License Agreement to be executed by their duly authorized representatives as of the Effective Date.

EURAND, INC.		SMITH KLINE BEECHAM CORPORATION D/B/A GLAXOSMITHKLINE

By:	/s/ John Fraher Name: John Fraher Title: President, Eurand North America	By:	/s/ Donal F. Parman Name: Donald F. Parman Title: Vice President & Secretary

EXHIBIT A
EURAND PATENT RIGHTS
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EXHIBIT B
EURAND TRADEMARKS — United States
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EXHIBIT C
GSK PATENT RIGHTS
***

3

EXHIBIT D
PROPOSAL

Product Development Proposal
***
Formulation Development and Clinical Trial Materials
***

4

EXHIBIT E
KEY TERMS FOR CLINICAL SUPPLY AGREEMENT
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EXHIBIT F
KEY TERMS FOR COMMERCIAL SUPPLY AGREEMENT
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2

EXHIBIT G
***

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